UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Louisiana-Pacific Corporation

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LOUISIANA-PACIFIC CORPORATION	Proxy Statement and
414 Union Street, Suite 2000	Notice to Stockholders of
Nashville, Tennessee 37219	Annual Meeting
(615) 986-5600	May 7, 2009

March 23, 2009

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Louisiana-Pacific Corporation. The meeting will be held on Thursday, May 7, 2009, at 1 p.m. at The Hermitage Hotel, 231 Sixth Avenue North, Nashville, Tennessee. We look forward to personally greeting those stockholders able to be present.

At this year’s meeting, you will be asked to vote on the election of three directors, an amendment and restatement of LP’s 1997 Incentive Stock Award Plan, approval of modified performance goals under LP’s Amended and Restated Annual Cash Incentive Award Plan, and ratification of the selection of LP’s outside independent auditor. Your Board of Directors unanimously recommends a vote for each of these proposals. Action will also be taken on any other matters that are properly presented at the meeting.

Regardless of the number of shares you own, it is important that they be represented and voted at the meeting whether or not you plan to attend. Accordingly, you are encouraged to vote as soon as possible according to the instructions in the notice you received by mail or in the proxy statement.

The accompanying proxy statement contains important information about the annual meeting and your corporation. On behalf of the Board of Directors, thank you for your continued interest and support.

Sincerely,

Richard W. Frost

Chief Executive Officer

LP is a trademark of Louisiana-Pacific Corporation.

LOUISIANA-PACIFIC CORPORATION

414 Union Street, Suite 2000

Nashville, Tennessee 37219

(615) 986-5600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 7, 2009

The 2009 Annual Meeting of Stockholders of Louisiana-Pacific Corporation (“LP”) will be held at The Hermitage Hotel, 231 Sixth Avenue North, Nashville, Tennessee, on Thursday, May 7, 2009, at 1 p.m. local time, to consider and vote upon the following matters:

1.	Election of three Class III directors.

2.	Approval of amendment and restatement of LP’s 1997 Incentive Stock Award Plan.

3.	Approval of modified performance goals under LP’s Amended and Restated Annual Cash Incentive Award Plan.

4.	Ratification of the selection of Deloitte & Touche LLP as LP’s independent auditor for 2009.

Only stockholders of record at the close of business on March 9, 2009, are entitled to notice of and to vote at the meeting.

In accordance with the General Corporation Law of the State of Delaware, a complete list of the holders of record of LP’s Common Stock entitled to vote at the meeting will be open to examination, during ordinary business hours, at LP’s headquarters located at 414 Union Street, Suite 2000, Nashville, Tennessee 37219, for the ten days preceding the meeting, by any LP stockholder for any purpose germane to the meeting.

Admission to the meeting will be by ticket only. The notice you received in the mail regarding the meeting will serve as your admission ticket. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you wish to attend the meeting, you may also obtain an admission ticket by presenting proof of share ownership, such as a bank or brokerage account statement, at the meeting entrance.

MARK A. FUCHS
Secretary

Nashville, Tennessee

March 23, 2009

Whether or not you expect to attend the meeting, please vote as soon as possible according to the instructions in the notice you received by mail, or, if you requested a paper copy of the proxy statement, on your enclosed proxy card. If you attend the meeting, you may withdraw your proxy and vote in person.

On written request, LP will provide, without charge, a copy of its Form 10-K Annual Report for 2008 filed with the Securities and Exchange Commission (including the financial statements and a list briefly describing the exhibits thereto) to any record holder or beneficial owner of LP’s Common Stock on March 9, 2009, the record date for the 2009 Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. The reports will be available for mailing in late March 2009. Requests should be sent to: Corporate Affairs, Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219.

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PROXY STATEMENT

Louisiana-Pacific Corporation, a Delaware corporation (“LP”), is soliciting proxies on behalf of its Board of Directors to be voted at the 2009 Annual Meeting of Stockholders (including any adjournment of the meeting). This proxy statement and the accompanying proxy card are being distributed to stockholders beginning on approximately March 23, 2009.

VOTING PROCEDURE

As allowed by rules and regulations of the Securities and Exchange Commission, we are providing access to this proxy statement by Internet. You will not receive a paper copy of this proxy statement by mail unless you request it. Instead, you were sent a notice (the “Notice”) providing instructions on how to view this proxy statement and vote your proxy by Internet.

If you requested a paper copy of this proxy statement, a proxy card is enclosed for your use. To vote by mail, please sign, date, and return the proxy card promptly. For your convenience, a return envelope is enclosed, which requires no postage if mailed in the United States. You may indicate your voting instructions on the proxy card in the spaces provided. Properly completed proxies will be voted as instructed. If you return a proxy without indicating voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors for Items 1 through 4 listed in the Notice of Annual Meeting of Stockholders.

If you vote your proxy prior to the meeting, you may revoke it (1) by filing either a written notice of revocation or a properly signed proxy bearing a later date with the Secretary of LP at any time before the meeting, (2) by voting in person at the annual meeting, or (3) by following the instructions in the Notice.

If shares are held for your account in the Automatic Dividend Reinvestment Plan administered by Computershare Trust Company, N.A., all your shares held in the plan will be voted in the same manner as shares you vote by proxy. If you do not vote by proxy, the shares held for your account in the plan will not be voted.

Only stockholders of record at the close of business on March 9, 2009, are entitled to receive notice of the annual meeting and to vote at the meeting. At the record date, there were 103,734,567 shares of common stock, $1 par value (“Common Stock”) outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon. A majority of the outstanding shares of Common Stock represented at the meeting will constitute a quorum. Additional information concerning holders of outstanding Common Stock may be found under the heading “Holders of Common Stock” below.

The Board of Directors has adopted a confidential voting policy which provides that the voting instructions of stockholders are not to be disclosed to LP except (a) in the case of communications intended for management, (b) in the event of certain contested matters, or (c) as required by law. Votes will be tabulated by independent tabulators and summaries of the tabulation will be provided to management.

ITEM 1—ELECTION OF DIRECTORS

Nominees

The three nominees listed below for the Class III director positions to be voted on at the meeting are currently members of the Board of Directors. The term of office for the positions to be voted on will expire at the Annual Meeting of Stockholders in 2012.

The Board of Directors has determined that each of the nominees named below, other than Richard W. Frost, has no material relationship with LP, either directly or as a partner, shareholder, officer or director of an organization that has a relationship with LP, and are not disqualified from being independent under the listing standards adopted by the New York Stock Exchange (the “NYSE”) and approved by the Securities and Exchange Commission (the “SEC”). In making this determination, the Board of Directors considered the purchases of goods and services by LP from Union Pacific Corporation, of which Archie W. Dunham is a director. The Board of Directors determined that purchases of transportation and related services from Union Pacific Corporation represented ordinary, arm’s length, commercial transactions required in LP’s business operations.

Archie W. Dunham	Nominee for Term Expiring 2012

Archie W. Dunham, age 70, became a director of LP in 1996. Until September 30, 2004, he was Chairman of the Board and a director of ConocoPhillips, an international, integrated energy company. He served in various senior executive positions with Conoco Inc., including most recently as Chairman, President and Chief Executive Officer, for more than five years prior to its merger with Phillips Petroleum Company in 2002. Mr. Dunham is currently a director of Pride International, Inc., and Union Pacific Corporation.

Daniel K. Frierson	Nominee for Term Expiring 2012

Daniel K. Frierson, age 67, became a director of LP in 2003. Mr. Frierson has been Chairman and Chief Executive Officer of The Dixie Group, Inc., a manufacturer and distributor of high-end carpet and rugs headquartered in Chattanooga, Tennessee, for more than 15 years. He is also a director of Astec Industries, Inc.

Richard W. Frost	Nominee for Term Expiring 2012

Richard W. Frost, age 57, has been a director and Chief Executive Officer of LP since November 1, 2004. He previously was LP’s Executive Vice President, Commodity Products, Procurement and Engineering since March 2003, Executive Vice President, OSB, Procurement and Engineering from May 2002 through February 2003, and Vice President, Timberlands and Procurement from 1996 to April 2002. Mr. Frost is also a director of Tractor Supply Company, an operator of retail farm and ranch stores.

Your shares represented by a properly completed and returned proxy card will be voted FOR the election of the three nominees named above unless authority to vote is withheld. If any nominee becomes unavailable to serve (which is not anticipated), your proxy will be voted for a substitute nominee designated by the Board of Directors.

The three nominees receiving the highest total number of votes will be elected. Shares not voted for the election of directors, whether because authority to vote is withheld, because the record holder fails to return a proxy, because the broker holding the shares expressly does not vote on such issue or otherwise, will not count in determining the total number of votes for each nominee.

Continuing Directors

The current members of the Board of Directors whose terms of office will continue beyond the 2009 Annual Meeting of Stockholders are listed below. The Board of Directors has determined that each continuing director named below has no material relationship with LP either directly or as a partner, shareholder, officer or director of an organization that has a relationship with LP, and is not disqualified from being independent under the

NYSE’s listing standards. In making this determination, the Board of Directors considered a transaction between LP and an affiliate of Integrated Environmental Technologies LLC, of which E. Gary Cook is chairman, and concluded that it is not material to his service as a director. The transaction involved the 2005 sale of real property owned by LP near Red Bluff, California, in exchange for a $45,000 cash payment and an agreement to deliver a total of $750,000 in utility savings costs over a five-year period from power generated by a medical waste treatment facility proposed to be built and operated on the site. The Board of Directors also considered transactions between LP and IKON Office Solutions, Inc., of which Kurt M. Landgraf was a director, and concluded that those transactions were not material to his service as a director. The transactions included purchases of supplies by LP, leases of office equipment by LP, and outsourcing by LP of administrative office services.

E. Gary Cook	Current Term Expires 2011

E. Gary Cook, age 64, became a director of LP in 2000 and was appointed Chairman of the Board of Directors on November 1, 2004. Mr. Cook was Chairman, President and Chief Executive Officer of Witco Corporation, a global specialty chemicals company, until his retirement in 1999. Until 1996, he was President, Chief Operating Officer, and a director of Albemarle Corporation, a global specialty chemicals company spun off from Ethyl Corporation in 1994, where Mr. Cook had been a Senior Vice President and director since 1992.

Kurt M. Landgraf	Current Term Expires 2011

Kurt M. Landgraf, age 62, became a director of LP in 2005. Mr. Landgraf has been President and Chief Executive Officer of Educational Testing Service, a private, nonprofit educational testing and measurement organization based in Princeton, New Jersey, since August 2000. Prior to that, he was Executive Vice President and Chief Operating Officer of E.I. du Pont de Nemours and Company (“du Pont”), a science and technology company based in Wilmington, Delaware. Mr. Landgraf is also a director of Corning, Inc., a technology manufacturing company. Mr. Landgraf was a director of IKON Office Solutions, Inc., until it was acquired by Ricoh Company, Ltd. in October 2008.

Lizanne C. Gottung	Current Term Expires 2010

Lizanne C. Gottung, age 52, became a director of LP in 2006. Ms. Gottung has been Senior Vice President and Chief Human Resources Officer of Kimberly-Clark Corporation since 2002. She has held a variety of human resources, manufacturing and operational roles of increasing responsibility with Kimberly-Clark over the past 25 years, including Vice President of Human Resources from 2001 to 2002.

Dustan E. McCoy	Current Term Expires 2010

Dustan E. McCoy, age 59, became a director of LP in 2002. Mr. McCoy has been Chairman and Chief Executive Officer and a director of Brunswick Corporation, a recreation products company headquartered in Lake Forest, Illinois, since December 2005. He joined Brunswick Corporation in September 1999 as its Vice President, General Counsel and Corporate Secretary and became President of its Brunswick Boat Group in 2000, which position he held until December 2005. He was previously Executive Vice President of Witco Corporation, a global specialty chemicals company headquartered in Greenwich, Connecticut, from January to September 1999 and was Witco’s Senior Vice President, General Counsel and Corporate Secretary from July 1996 until December 1998. Mr. McCoy is also a director of Freeport—McMoran Copper & Gold Inc.

Colin D. Watson	Current Term Expires 2010

Colin D. Watson, age 67, became a director of LP in 2000. Mr. Watson was President and Chief Executive Officer of Vector Aerospace Corporation, a company providing aviation overhaul and repair services with executive offices in Toronto, Ontario, Canada, from November 2003 through December 2004. Previously, he was Vice Chairman of the Board of Spar Aerospace Limited, an aviation services company with headquarters in Toronto, Ontario, Canada, from December 1999 until his retirement from the Spar Aerospace board in January 2002. He also served as Chief Executive Officer of Spar Aerospace from December 1999 to December 2000, and

President and Chief Executive Officer from 1996 to November 1999. From 1979 to 1996, Mr. Watson was President and Chief Executive Officer of Rogers Cable TV, Ltd. Mr.  Watson is also a director of Rogers Communications Inc., a diversified Canadian communications and media company.

Corporate Governance

Strong corporate leadership of the highest ethics and integrity has long been a major focus of LP’s Board of Directors and management. The key tenets of LP’s corporate governance principles include the following:

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A majority of the directors and all members of the Finance and Audit, Compensation, and Nominating and Corporate Governance Committees must be independent. To be considered independent under the corporate governance principles, a director must meet applicable NYSE and SEC standards and additional requirements. The additional requirements are that the director: (1) is free of any relationship that may interfere with the exercise of his or her independent judgment as a director, and (2) has not been an officer or employee of LP (including its subsidiaries or affiliates) at any time in the past five years. The Board has determined that all current directors other than Mr. Frost are independent under these standards. The only Board committees on which Mr. Frost serves are the Executive Committee and the Environmental and Compliance Committee. LP’s independence standards are available on its website together with the rest of the corporate governance standards, as summarized below.

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The outside (non-management) directors meet in executive session without management present at the time of each quarterly Board meeting. At such time as any of the outside directors is not also independent, at least one executive session each calendar year will include only the independent directors. Executive sessions are presided over by an outside director designated from time to time by a majority of independent directors. The Chairman of the Board has been designated to preside as long as he continues to be an independent director.

•	Following any material change in employment or business association, a director must tender his or her resignation for consideration by the Board, which may choose not to accept it.

•	Directors must retire as of the date of the next annual meeting of stockholders after attaining age 72.

•	Directors will be provided with orientation and continuing education opportunities relating to performance of their duties as directors.

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The composition, structure, purpose, responsibilities and duties of each of the standing Board committees other than the Executive Committee are set forth in written charters approved from time to time by the Board.

•	The Board and Board committees have authority to engage outside advisors who are independent of management to provide expert advice to the directors.

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The Nominating and Corporate Governance Committee oversees annual evaluations of the effectiveness of the Board and operations of Board committees, and communicates the results of these evaluations to the full Board.

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LP has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees and a separate Code of Ethics for Senior Financial Officers, including the Chief Executive Officer, which relates to conflicts of interest and full, fair and accurate financial reporting. The Code of Business Conduct and Ethics addresses, among other matters, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, legal and regulatory compliance, and reporting of illegal or unethical behavior. Waivers of either code with respect to directors and executive officers may be made only by the Board or a Board committee to which this responsibility is delegated, and will be promptly disclosed to LP’s stockholders by posting on LP’s website at www.lpcorp.com.

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LP’s Chief Executive Officer is responsible for maintaining a succession planning process with respect to top management positions and to report to the Board annually regarding specific assessments and recommendations.

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The Board has adopted stock ownership guidelines for both outside directors and executive officers. The guidelines specify target amounts of share ownership by certain compliance dates. For outside directors, the target amount is a number of shares equal in value to five times the regular annual retainer for directors and, for directors elected prior to 2006, the initial compliance date is the date of LP’s first regular board meeting in 2011. Directors who are first elected in 2006 or later have at least five years to comply. The requirements under the guidelines for executive officers are discussed under the heading “Executive Compensation—Discussion and Analysis of LP’s Executive Compensation Program—Executive Stock Ownership Guidelines” on page 34.

Current copies of LP’s corporate governance principles, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers are available on LP’s website at www.lpcorp.com by clicking on “About LP,” then “Investor Relations,” then “Corporate Governance.” Any amendments to LP’s Code of Ethics for Senior Financial Officers will also be posted at www.lpcorp.com. Copies of any of these documents may also be obtained free of charge by writing to Corporate Affairs, Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219.

Board and Committee Meetings

The Board of Directors held four regular quarterly meetings and two additional meetings in 2008. During 2008, each director attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees of the Board on which he or she served during his or her tenure on the Board or such committees. LP does not have a policy regarding attendance by directors at the annual meeting of stockholders. In 2008, six of eight directors attended the annual meeting.

The Board’s committees and membership on each committee as of March 23, 2009, are set forth in the table below. Except as otherwise noted, each committee member also served as shown in the table throughout 2008. Each committee shown below other than the Executive Committee has a written charter delineating its membership, duties and functions. Copies of the charters are available on LP’s website as described above under “Corporate Governance” and may also be obtained by writing to the address listed above.

Name of Director	Finance and Audit	Compensation	Nominating and Corporate Governance	Environmental and Compliance	Executive
E. Gary Cook	X		X*		X*
Archie W. Dunham	X*	X			X
Daniel K. Frierson			X	X
Richard W. Frost				X	X
Lizanne C. Gottung		X		X
Kurt M. Landgraf	X		X
Dustan E. McCoy		X		X*
Colin D. Watson	X	X*

X = Committee member; * = Chairman

Finance and Audit Committee

The Finance and Audit Committee (the “Audit Committee”) held 13 meetings during 2008. Four of these meetings included education and training sessions on financial, accounting and disclosure issues currently applicable to LP, three of which sessions were conducted by the independent auditor. In order to effectively perform its oversight responsibilities and duties, the Audit Committee holds separate sessions from time to time with LP’s management, internal auditors, and independent auditor.

The Audit Committee has sole authority and responsibility to select, retain, oversee, and replace LP’s independent auditor and to approve their compensation. The Audit Committee is responsible for pre-approving all audit services and legally-permitted non-audit services. The Audit Committee reviews the annual audit plan of the independent auditor and performs an annual evaluation of the auditor’s qualifications, performance and independence. The Audit Committee also reviews reports by the auditor regarding discussions with management relating to critical accounting policies, alternative treatments of financial information under generally accepted accounting principles, and other significant accounting issues, the results of the audits and the quarterly and annual financial statements, the opinion to be rendered by the auditor in connection with LP’s audited financial statements, and its audit of internal control over financial reporting. The Audit Committee meets with the auditor to discuss any audit problems or difficulties and management’s responses. The Audit Committee is responsible for reviewing and discussing with the auditor all matters that are required to be reviewed and discussed with the auditor under applicable legal, regulatory and corporate governance rules.

The Audit Committee also oversees LP’s internal audit function and internal control systems, including reviewing LP’s internal audit plans, the scope, coverage and objectivity of the internal audits performed, the adequacy and effectiveness of LP’s internal legal compliance programs, disclosure controls and procedures and internal controls over financial reporting, and its guidelines, policies and programs with respect to risk assessment and risk management.

With respect to financial and financial reporting matters, the Audit Committee makes recommendations as appropriate to the Board of Directors regarding capital structure issues, dividend policy, treasury stock purchases, acquisitions and divestitures, external financing, complex financial transactions, and investment and debt policies. The Audit Committee also reviews and discusses with management the status and potential financial implications of significant legal and tax matters, major issues regarding accounting principles, significant financial reporting issues, the effect of regulatory and accounting initiatives and off-balance sheet structures on LP’s financial statements, the financial results to be included in LP’s reports filed with the SEC, and LP’s earnings press releases and other information provided to the public.

The Audit Committee is also responsible for reviewing transactions between LP and certain related persons as described under the heading “Related Person Transactions” on page 49. The Audit Committee conducts an annual self-evaluation of its performance and satisfaction of its responsibilities under its charter and various regulatory requirements.

Audit Committee Financial Experts

The Board of Directors has determined that each member of the Audit Committee, Messrs. Cook, Dunham, Landgraf, and Watson, is financially literate, as that term is used in the NYSE’s listing standards, and an “audit committee financial expert,” as defined in the SEC’s rules and regulations. The Board of Directors has also determined that each member of the Audit Committee meets the independence requirements for audit committee membership mandated by the Sarbanes-Oxley Act of 2002 and incorporated into the NYSE’s listing standards.

Compensation Committee

The Compensation Committee exercises the authority of the Board of Directors with respect to the compensation of LP’s executive officers, including salaries, bonuses, fringe benefits, incentive compensation, equity-based compensation, deferred compensation, retirement benefits, and severance pay and benefits. It is responsible for administering LP’s 1997 Incentive Stock Award Plan (the “Stock Award Plan”), as well as its Amended and Restated Annual Cash Incentive Award Plan (the “Cash Incentive Plan”) with respect to awards to LP’s executive officers. In addition, the Compensation Committee administers LP’s other compensation and benefit plans covering officers and employees to the extent authorized under the terms of the plan or by action of the Board of Directors, including the participation in each plan by LP’s executive officers. It is also responsible for making recommendations to the Board of Directors as to existing and proposed compensation and benefit plans. The Compensation Committee conducts an annual self-evaluation of its performance and satisfaction of its responsibilities under its charter and various regulatory requirements. The Compensation Committee held five meetings during 2008.

In order to ensure compliance with special rules affecting the deductibility of executive compensation under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and the short-swing profit liability provisions of the federal securities laws, certain compensation decisions with respect to LP’s executive officers are made by a special subcommittee of the Compensation Committee. Presently, each member of the Compensation Committee is also a member of the subcommittee. The subcommittee is responsible for decisions relating to (1) performance goals associated with performance-based compensation, including under the Cash Incentive Plan, and (2) criteria for the granting of stock-based awards under the Stock Award Plan. The subcommittee must always have at least two members.

Under its charter, the Compensation Committee has the authority in its sole discretion to retain the services of outside consultants to assist it in making decisions regarding executive compensation and other compensation matters for which it is responsible. The Compensation Committee also has sole authority to terminate its consultants and to approve the fees and other terms of their engagement. The Compensation Committee has retained the firm of Frederic W. Cook & Co., Inc. (“Frederic Cook”) as the committee’s compensation consultant.

Following extensive discussion of the benefits and disadvantages of permitting LP to also seek advice from Frederic Cook, the Compensation Committee concluded that the additional costs and inefficiencies of retaining two consultants outweighed the benefits of having separate advisors, as long as adequate steps were taken to ensure the independence of the committee’s consultant. Accordingly, the Compensation Committee approved a list of measures intended to ensure Frederic Cook’s independence, including that the consultant will report to the committee and have unrestricted access to the Chairman, the consultant will attend executive sessions with the committee, any services requested of the consultant by management are subject to prior approval by the Chairman, and the Chairman will receive a copy of all invoices sent to LP by the consultant. The Compensation Committee also specifically authorized Frederic Cook to provide advice to LP’s management regarding the design of the Cash Incentive Plan and Stock Award Plan.

A managing director of Frederic Cook generally participates in each of the Compensation Committee’s meetings, including executive sessions. Frederic Cook provides advice to the committee regarding individual performance objectives for target awards to certain executive officers under the Cash Incentive Plan, the composition of the peer group and benchmarks for purposes of analyzing LP’s competitive position with respect to executive compensation, market survey data supporting compensation packages for new executive officer positions, and the effect of SEC rules on LP’s disclosures regarding the committee and executive compensation in LP’s proxy statements.

Members of LP’s management, including its Chief Financial Officer, Vice President, Human Resources, and Vice President, General Counsel and Corporate Secretary, generally attend each Compensation Committee meeting. However, no LP officers or employees attend the executive sessions held by the committee in conjunction with each of its regular quarterly meetings, and LP executive officers are excused during committee discussions and determinations regarding their individual compensation.

In connection with its review and approval of various elements of LP’s executive compensation program, the Compensation Committee reviews and analyzes appropriate information prepared by the committee’s outside consultant and LP’s management, including compensation benchmark data compiled by Frederic Cook, quarterly reports provided by management regarding stock transactions and ownership levels of LP’s executive officers, descriptions of perquisites provided to executive officers, and profiles for each executive officer showing a breakdown of key components of executive compensation and total amounts paid or accrued by LP.

Members of LP’s management, including its Chief Executive Officer, Chief Financial Officer, and Vice President, Human Resources, made recommendations to the Compensation Committee concerning various elements of LP’s compensation program during 2008, including elements of the program that apply to executive officers. Such recommendations related to base salary levels for LP’s executive officers and target bonus amounts under the Cash Incentive Plan, the allocation between corporate performance goals and individual performance goals for the target bonuses, identification and calculation of the corporate performance goal, and establishment of individual performance goals for each executive officer. Those members of management also made recommendations regarding the terms, size, and value of proposed grants of restricted stock and stock-settled stock appreciation rights (“SSARs”) under the Stock Award Plan. LP’s Chief Executive Officer assisted in evaluating the performance of executive officers other than himself, as described under the heading “Executive Compensation—Discussion and Analysis of LP’s Executive Compensation Program—Base Salaries” on page 29.

The Compensation Committee delegated to LP’s Chief Executive Officer and Vice President, Human Resources, authority to approve grants during 2008 of SSARs under the Stock Award Plan to newly-hired or promoted employees who were not executive officers of LP. Such awards were limited to not more than 15,000 SSARs per individual employee and up to 300,000 SSARs in total.

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for making recommendations to the Board regarding all elements of compensation paid to LP’s outside directors. See “Nominating and Corporate Governance Committee” below.

Environmental and Compliance Committee

The Environmental and Compliance Committee, which met four times during 2008, is responsible for reviewing the effectiveness of LP’s environmental management systems and compliance programs, product quality management systems, other legal compliance programs, and compliance audit work performed by LP’s internal audit group. The Environmental and Compliance Committee conducts an annual self-evaluation of its performance and satisfaction of its responsibilities under its charter.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is authorized to establish procedures for selecting and evaluating potential nominees for director and to recommend to the Board of Directors qualifications for membership on the Board, including standards of independence for outside directors. The Nominating Committee also considers and makes recommendations to the Board regarding the size and composition of the Board of Directors and Board committees, the selection of candidates for director, and the compensation of directors, including annual retainers, meeting fees, deferred compensation, stock grants and options, and pension or retirement plans. It develops and recommends for consideration by the Board principles, guidelines, and procedures for other matters of corporate governance that may arise. The Nominating Committee periodically reviews LP’s Code of Business Conduct and Ethics, which covers directors, officers and employees and addresses conflicts of interest, reporting of illegal or unethical behavior and related issues, and makes any recommendations to the Board for changes as it deems appropriate. It also oversees annual evaluations of the effectiveness of the Board of Directors, of the operations of Board committees (including itself), and of the contributions of individual directors, and makes recommendations to the Board regarding the process under which the outside directors annually evaluate the performance of LP’s Chief Executive Officer and senior management. The Nominating Committee met three times during 2008.

Compensation for outside directors, including annual retainers, meeting fees, and annual grants of stock options and restricted stock, are described below under “Directors’ Compensation for 2008” on page 48. The Nominating Committee may request advice from Frederic Cook, the independent compensation consultant retained by the Compensation Committee, regarding the types and amount of compensation provided to LP’s outside directors.

Consideration of Director Nominees

The Nominating Committee, with input from the full Board, determines the desired skills, qualifications, and attributes of potential director candidates for each particular vacancy required to be filled. LP’s corporate governance principles approved by the Nominating Committee and adopted by the Board provide that directors must be persons of integrity, with significant accomplishments and recognized business stature, who will bring a diversity of perspectives to the Board. They must also be able to commit the necessary time to prepare for and attend all regularly scheduled meetings of the Board and committees on which they serve, except where there are unavoidable business or personal conflicts. One or more directors should have significant experience in the types of industries and business in which LP operates. The Nominating Committee uses the results of annual evaluations of the Board and Board committees in evaluating the skills and attributes desired in new director candidates. When a director states his or her intention to retire from the Board, the Nominating Committee also considers whether similar skills and qualifications should be sought in a replacement candidate. The Nominating Committee believes it to be desirable for all new outside directors (as is true of all current outside directors) to qualify as independent under the NYSE’s listing standards. Experience in some capacity with publicly traded companies is also a desirable attribute. Additionally, the corporate governance principles recognize that LP’s Chief Executive Officer will normally be a director and that other senior officers may be elected to the Board in appropriate circumstances as long as a majority of directors are independent as determined by the Board of Directors in accordance with the NYSE’s listing standards.

The Nominating Committee is authorized by its charter to retain a third-party search firm to assist in identifying director candidates. Ideally, each individual proposed as a director candidate will be known by at least one existing director who can assist in evaluating the candidate’s reputation for integrity and ethical conduct in business dealings.

In the event of a vacancy, each current director is asked to submit potential director candidates based on the applicable criteria. Once potential candidates are identified, the Nominating Committee designates one or more directors to screen each potential candidate for further consideration based on the relevant criteria. Following that screening process, the Nominating Committee (or a subcommittee) conducts in-person or telephone interviews with candidates warranting further consideration. Following those interviews, the Nominating Committee recommends a candidate to the full Board for election, as well as alternative candidates that the Board may wish to consider.

The Nominating Committee will consider stockholders’ recommendations concerning nominees for director. Any such recommendation, including the name and qualifications of a nominee, may be submitted to LP at its corporate offices: Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219, to the attention of the Chairman of the Nominating Committee. Stockholder-recommended candidates will be evaluated by the same criteria described above.

Stockholder Nominations for Election as Director

LP’s bylaws provide that nominations for election to the Board of Directors may be made by the Board or by any stockholder of record entitled to vote for the election of directors. Notice of a stockholder’s intent to make such a nomination must be given in writing, by personal delivery or certified mail, postage prepaid, to the Chairman of the Board and must include the following:

•	The name and address of the stockholder and each proposed nominee;

•	A representation that the stockholder is a record holder of Common Stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	A description of any arrangements or understandings pursuant to which the nominations are to be made;

•	The signed consent of each proposed nominee to serve as a director if elected; and

•	Such other information regarding each nominee as would be required to be included in LP’s proxy statement if the person had been nominated by the Board of Directors.

The notice must be delivered at least 45 days prior to the first anniversary of the initial mailing date of LP’s proxy materials for the preceding year’s annual meeting. For the 2010 annual meeting, this notice must be received by LP no later than February 6, 2010.

Communications Between the Board and Stockholders, Employees, or Other Interested Parties

LP will promptly forward to the Chairman of the Board any letter or other written communication sent to the Board or any individual director or group of directors, as long as the communication is delivered by certified mail or courier service addressed to LP’s Corporate Secretary at its corporate offices: Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219, and contains the name and address of the sender. (If the communication is addressed to an individual director, it will first be sent to that individual for a determination as to whether it relates to a personal matter rather than an LP or an LP Board matter.) The Chairman of the Board, in his or her sole discretion, will determine how to handle each communication, including forwarding it for consideration by the full Board, the non-management directors or independent directors only, a Board committee, or an individual director.

ITEM 2—APPROVAL OF AMENDED AND RESTATED 1997 INCENTIVE STOCK AWARD PLAN

Background

The 1997 Incentive Stock Award Plan (the “Stock Award Plan”) was initially approved by the LP stockholders in 1997. Amendments to the Stock Award Plan were approved by the stockholders at their annual meetings held in May 2002 and May 2004. The Board of Directors also adopted amendments to the Stock Award Plan as of November 3, 2006, that did not require stockholder approval.

At this year’s annual meeting, the stockholders are being asked to approve an amendment and restatement (the “Amendment and Restatement”) of the Stock Award Plan adopted by the Board of Directors on February 6, 2009, subject to stockholder approval. The Amendment and Restatement, which will be effective May 7, 2009, if approved by the stockholders, would:

•	Increase the total number of shares of Common Stock available for issuance under the Stock Award Plan by 7,000,000, from 15,000,000 to 22,000,000 shares over the life of the plan;

•	Eliminate provisions that limited the total number of shares available for awards other than stock options and stock appreciation rights (“SARs”) to 4,500,000;

•	Limit the number of shares of Common Stock available for grants of incentive stock options under the Stock Award Plan to 7,000,000;

•	Increase the maximum number of shares of Common Stock available for grants of stock options or SARs under the Stock Award Plan to a single participant in any calendar year from 600,000 to 1,000,000;

•	Increase the maximum number of shares of Common Stock available for grants of performance shares under the Stock Award Plan to a single participant in any calendar year from 100,000 to 300,000;

•	Limit the number of shares of Common Stock available for grants of restricted stock awards under the Stock Award Plan to a single participant in any calendar year to 300,000;

•

Limit the number of shares of Common Stock available for grants of stock-based awards (other than options, SARs, performance shares, and restricted stock) under the Stock Award Plan to a single participant in any calendar year to 300,000;

•	Provide for termination of the Stock Award Plan no later than May 7, 2019;

•

Eliminate provisions permitting “re-load” options—these were replacement options that would be automatically granted to a participant if the participant exercised a stock option by using previously acquired shares of Common Stock to pay either or both of the option exercise price or tax withholding obligations arising out of the exercise;

•	Require SARs to be awarded with a grant price at or above 100% of fair market value of the Common Stock on the date of grant;

•	Permit the exercise on a net basis of stock options awarded under the Stock Award Plan;

•	Provide for share counting of stock options on a net basis in determining the number of shares available for awards under the Stock Award Plan;

•	Specify additional examples of measurement criteria for performance goals that may be applicable to certain awards to executive officers; and

•

Make additional changes to clarify that shares subject to awards that are canceled, exchanged, or settled in cash will become available for future awards under the Stock Award Plan; to exclude from the Stock Award Plan any stock-based awards issued by LP in replacement or substitution of awards previously issued by a business that LP acquires; to clarify provisions prohibiting the re-pricing of options and SARs; to eliminate a requirement that SARs be exercisable no earlier than six months after the date of grant; and to clarify that the committee administering the Stock Award Plan is authorized to delegate certain powers and responsibilities to an officer of LP, subject to applicable legal and regulatory requirements.

If the Amendment and Restatement is not approved by LP’s stockholders, the Stock Award Plan will continue in effect as amended in November 2006.

The Board of Directors believes that equity-based awards continue to be a necessary tool to compete effectively in attracting, retaining, and rewarding key executives and employees, and that equity-based compensation strengthens the mutuality of interests between LP’s employees and stockholders. Without the proposed increase in shares available under the Stock Award Plan, virtually no shares likely will be available for future awards. In determining the amount of the proposed increase in the number of shares available under the Stock Award Plan, the Board of Directors considered a number of factors, including:

•

The importance of equity-based compensation in recent years in achieving total compensation levels to LP’s executives and other employees that are competitive, particularly in light of LP’s failure to pay cash incentive awards in recent years due to adverse market conditions. Information regarding the amount of cash compensation to LP’s executive officers as compared to LP’s competitors is provided under the heading “Executive Compensation—Discussion and Analysis of LP’s Executive Compensation Program—Total Compensation Profiles and Use of Benchmarking Data” beginning on page 26.

•

The severe negative impact that current market prices for LP’s stock have had on currently outstanding equity-based awards. For example, options and SARs outstanding as of February 28, 2009, had a weighted average exercise price of $14.07 per share. The closing sale price of the Common Stock on the New York Stock Exchange on February 27, 2009, was $1.62 per share. Information regarding the weighted-average exercise price of outstanding equity-based awards is provided under the heading “Executive Compensation—Equity Compensation Plan Information” on page 47.

•	The number of shares required in a given year to meet LP’s compensation objectives in light of declines in LP’s stock price.

In February 2009, the Compensation Committee awarded a reduced amount of equity-based awards to executive officers and other employees for 2009 in light of LP’s current stock price, resulting in grants of equity-based awards to LP’s executive officers and other employees in February 2009 covering a total of 2,752,244 shares. The Compensation Committee believed that it was appropriate to adjust the formulas previously used to determine the amount of equity-based awards because those formulas would have resulted in awards covering a substantially greater number of shares than in recent years. The Compensation Committee’s actions are discussed further under “Executive Compensation—Discussion and Analysis of LP’s Executive Compensation Program—Equity-Based Awards” beginning on page 31. Although the Compensation Committee believes this reduction was appropriate based on conditions in 2009, it continues to view equity-based compensation as crucial to LP’s success for the reasons described above.

As discussed in more detail below under “Executive Compensation—Discussion and Analysis of LP’s Executive Compensation Program,” the Compensation Committee currently uses a mix of equity-based awards under the Stock Award Plan that includes restricted stock and stock-settled SARs. LP had no shares of Common Stock remaining available for future awards under the Stock Award Plan as of February 28, 2009, before taking the Amendment and Restatement into consideration.

As of February 28, 2009, LP and its subsidiaries employed approximately 150 individuals eligible to participate in the Stock Award Plan. Also at that date, 7,427,065 shares of Common Stock had been issued under the Stock Award Plan pursuant to awards that had been exercised or vested, and awards remained outstanding as follows:

•	Nonqualified stock options to purchase a total of 810,138 shares;

•	Stock-settled SARs covering a total of 5,624,225 shares;

•	A total of 665,521 shares pursuant to unvested awards of restricted stock; and

•	Incentive share (restricted stock unit) awards for a total of 581,967 shares.

At February 28, 2009, employees other than executive officers held nonqualified stock options granted under the Stock Award Plan to purchase a total of 488,506 shares at a weighted average purchase price of $19.06 per share and a weighted average remaining term of 5 years. Such employees also held a total of 2,946,026 stock-settled SARs with a weighted average base price of $14.54 and a weighted average remaining term of 9 years. No awards have been granted under the Stock Award Plan to non-employee directors, director nominees, or associates of executive officers or directors, and no single individual has received grants totaling 5% of all awards under the Stock Award Plan. Additional information regarding awards granted under the Stock Award Plan is presented under the heading “Executive Compensation—Compensation of Executive Officers” below.

The total number of shares subject to outstanding awards under all of LP’s equity compensation plans at February 28, 2009, was 8,521,655 shares. With respect to stock options and SARs, which represent 92% of the total, the weighted average exercise price was $14.07 per share, and the weighted average remaining term was 8.2 years. Of the total shares subject to outstanding awards under LP’s equity compensation plans at February 28, 2009, 200,409 shares were subject to nonqualified stock options and 569,906 shares remained available for grant under LP’s 1992 Non-Employee Director Stock Option Plan, while 49,149 shares were subject to restricted stock or restricted stock unit awards and 80,384 shares remained available for grant under LP’s 2000 Non-Employee Director Restricted Stock Plan. Additional information regarding LP’s equity-based plans is presented under the heading “Executive Compensation—Equity Compensation Plan Information” on page 47 below.

Description of the Stock Award Plan

The following summary outlines the material features of the Stock Award Plan as amended and restated. The summary is qualified in its entirety by reference to the Stock Award Plan, as modified by the Amendment and Restatement, which is attached hereto as Appendix A.

Administration

The Stock Award Plan is administered by the Compensation Committee, which has full authority to administer the Stock Award Plan in its sole discretion. The Compensation Committee, or its designee with respect to employees who are not officers and within specified limits, selects the participants in the Stock Award Plan, determines the types of awards to be granted to participants, determines the number of shares or share units subject to such awards, and determines the terms and conditions of individual award agreements. The Compensation Committee has the authority to interpret the Stock Award Plan, to establish, amend, and revoke any rules and regulations relating to it, and to make all other determinations necessary or advisable for its administration.

Termination

The Stock Award Plan became effective March 1, 1997, and will remain in effect until the earliest of the following dates: (1) when awards have been granted covering all available shares and all outstanding awards under the Stock Award Plan have been exercised, settled, or terminated; (2) May 7, 2019; or (3) when the Stock Award Plan is otherwise terminated by the Board of Directors. Termination of the Stock Award Plan will not affect outstanding awards.

Types of Awards Permitted

As determined by the Compensation Committee, awards under the Stock Award Plan may consist of (1) stock options (either incentive stock options (“ISOs”) that qualify for favorable tax treatment under Section 422 of the Internal Revenue Code or nonqualified (non-statutory) stock options), (2) SARs, (3) performance shares, (4) restricted stock grants, and (5) other stock-based awards. Each award under the Stock Award Plan is non-transferable, other than by will or the laws of descent and distribution, provided that the

Compensation Committee, in its discretion, may include in any award agreement a provision that the award is transferable to immediate family members or to a trust for the benefit of or a partnership composed solely of such family members. Also, the Compensation Committee may, in its discretion, include in any award agreement a provision that, upon the effective date of a change in control of LP, as that term may be defined in the award agreement, all or a specified portion of the award will become fully vested, will be terminated, or may be converted into shares of an acquirer.

Stock Options. In the case of stock options granted under the Stock Award Plan, each option must be granted at or above 100% of fair market value (defined as the closing price on the principal exchange on which the Common Stock is traded) of the shares of Common Stock subject to such option on the date of grant. Stock options will be exercisable for such period as may be specified by the Compensation Committee, not to exceed ten years after the date of grant.

Under the Amendment and Restatement, stock options could be exercisable on a net exercise basis, meaning that, in lieu of paying the exercise price of an option in cash or previously acquired shares of Common Stock, the number of shares received by the holder upon exercise of an option is reduced by a number of shares of Common Stock having a fair market value equal to the exercise price of the option. The effect of a net exercise of a stock option is that the holder will receive the number of shares having a total market value equal to the amount by which the market price of the Common Stock on the date of exercise exceeds the exercise price multiplied by the number of option shares being exercised.

Stock Appreciation Rights. A recipient of SARs is entitled to receive upon exercise an amount equal to the increase in the fair market value of a share of Common Stock on the date of exercise over the grant price, multiplied by the number of shares as to which the rights are exercised. Payment may be in cash, shares of Common Stock, or a combination of cash and shares as determined by the Compensation Committee. Under the Amendment and Restatement, each SAR must be awarded with a grant price at or above 100% of fair market value of the shares of Common Stock subject to the SAR on the date of grant. SARs may be granted in connection with options or may be granted as independent awards.

Restricted Stock. Restricted stock awards may be granted in the form of actual shares of Common Stock, share units having a value equal to shares of Common Stock, or other rights to receive shares of Common Stock in the future. Restricted stock awards will be subject to such terms and conditions as the Compensation Committee deems appropriate, including provisions that such restricted stock, stock units, or other rights be forfeited upon termination of a participant’s employment for specified reasons within a specified period of time or upon other conditions as set forth in the award agreement.

Performance Shares. Performance shares are authorized to be granted in the form of actual shares of Common Stock, or in share units having a value equal to shares of Common Stock. Performance shares may be granted subject to such terms and conditions set forth in the award agreement as the Compensation Committee deems appropriate including, without limitation, the condition that the performance shares will vest only in the event that specified performance goals are met within a specified performance period.

In the case of performance share awards granted to executive officers, the performance goals may relate to corporate performance, business unit performance, or a combination of both. Corporate performance goals may be based on financial performance goals related to the performance of LP as a whole, and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders such as earnings per share, operating profits, stock price, costs of production, cash flow, revenue growth, return on equity, return on assets, return on invested capital, or other measures. Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introducing products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenue growth, earnings, profitability, efficiency, operating profit, costs of production, cash flow, return on equity, return on assets, return on invested capital, or other measures. Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success in achieving such goals may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups. Under the Amendment and Restatement, these same requirements will apply to the extent that other types of awards made to executive officers under the Stock Award Plan condition vesting in whole or in part on performance goals.

Other Stock-Based Awards. The Compensation Committee may also grant other awards under the Stock Award Plan pursuant to which shares are or may in the future be acquired, or awards may be denominated and measured by share equivalent units, including awards valued using measures other than market value.

Certain Adjustments

In the event of any stock dividend, stock split, or extraordinary distribution (excluding regular cash dividends) affecting the Common Stock, the Committee will adjust proportionately the number and kind of shares or other securities issued or reserved for issuance pursuant to the Stock Award Plan, the limits on awards to individual participants, and to outstanding awards under the Stock Award Plan, to reflect such event. In the event of a merger, consolidation, separation (including a spin-off), reorganization, partial or complete liquidation, or other change in capitalization affecting the Common Stock, the Committee may make such substitution or adjustment, if any, that it deems to be equitable to reflect such event. Shares covered by awards that are cancelled or expire, in whole or in part, for any reason before having been fully vested or exercised, that are settled in cash instead of shares, or that are exchanged for other awards will become available for future awards under the Stock Award Plan.

Other than the adjustments described above, the exercise price of an outstanding option or the grant price of an outstanding SAR is not permitted to be changed or “re-priced” during the period of the award’s exercisability.

The Stock Award Plan currently provides for net share counting with respect to stock-settled SARs. When a stock-settled SAR is initially granted, the number of shares available for grants of awards under the Stock Award Plan is initially reduced by the number of shares subject to the award. Upon final settlement of a stock-settled SAR, the total number of shares subject to the award that are in excess of the shares actually issued in settlement of the award are added back and will again become available for additional awards under the Stock Award Plan.

Under the Amendment and Restatement, net share counting would also apply to stock options. Upon the initial grant of an option, the number of shares available for grants under the Stock Award Plan would be reduced by the number of shares subject to the option. Upon a net exercise of the option, the total number of shares subject to the option that are in excess of the shares actually issued pursuant to exercise of the option would again become available for additional awards under the Stock Award Plan.

Tax Consequences

The federal income tax consequences of the Stock Award Plan for LP and participants will depend upon the types of awards that are granted from time to time. In the case of nonqualified stock options, in general, a participant will recognize ordinary compensation income at the time of exercise in an amount equal to the difference between the value of the shares subject to the option at the date of exercise and the exercise price. Any gain upon sale of the shares in excess of the fair market value of the shares on the date of exercise will be capital gain and any loss will be a capital loss. To date, only nonqualified stock options have been granted under the Stock Award Plan.

In the case of ISOs which meet the requirements of Section 422 of the Internal Revenue Code, a participant does not realize taxable income upon the grant of an ISO or upon the issuance of shares when the option is exercised. The amount realized on the sale or taxable exchange of such shares in excess of the exercise price will be a capital gain and any loss will be a capital loss, except that if the sale or exchange occurs within one year after exercise of the option or two years after grant of the option, the participant will recognize compensation taxable at ordinary income tax rates measured by the amount by which the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on the sale of the shares, exceeds the exercise price. For purposes of determining alternative minimum taxable income, an ISO is treated as a nonqualified stock option.

The grant of a SAR to a participant will not cause the recognition of income by the participant. Upon exercise of a SAR, the participant will recognize ordinary income equal to the amount of cash payable to the participant plus the fair market value of any shares delivered to the participant.

In the case of performance-contingent awards and restricted stock awards, in general, a participant will not recognize any income upon issuance of an award. Generally, the participant will be required to recognize ordinary compensation income at the date or dates, if any, that shares vest in an amount equal to the value of such shares plus any cash received at the date of vesting.

To the extent participants qualify for capital gains treatment with respect to the sale of shares acquired pursuant to exercise of an ISO, LP will not be entitled to any tax deduction in connection with ISOs. In all other cases, LP will be entitled to receive a federal income tax deduction at the same time and in the same amount as the amount which is taxable to participants as ordinary income with respect to awards.

The information in this proxy statement concerning federal income tax consequences is intended only for the general information of stockholders. Participants in the Stock Award Plan should consult their own tax advisors, as federal income tax consequences may depend upon the particular terms of individual awards and the specific circumstances of individual participants.

New Plan Benefits

As described above, the Compensation Committee made grants in February 2009 of equity-based awards to executive officers and other employees for 2009 covering a total of 2,752,244 shares. Of those grants, stock-settled SARs covering a total of 126,000 shares were awarded from the additional 7,000,000 shares authorized for issuance under the Amendment and Restatement, subject to stockholder approval of the Amendment and Restatement. The awards have a grant price of $2.17, vest in three equal annual installments beginning one year after the grant date, and have a term of ten years. The following table provides additional information about the awards:

New Plan Benefits

Stock Award Plan

Name and Title	Number of Stock-Settled SARs
Richard W. Frost Chief Executive Officer	0
Curtis M. Stevens Executive Vice President, Administration, and Chief Financial Officer	0
Richard S. Olszewski Executive Vice President, Specialty Products, Sales and Marketing	0
Jeffrey N. Wagner Executive Vice President, Oriented Strand Board	0
All executive officers as a group	0
Non-executive officer employees as a group	126,000
Non-employee directors as a group	0

Stockholder Approval

The Amendment and Restatement will be approved if the proposal receives the affirmative vote of a majority of votes cast on the proposal, as long as the total votes cast represent over 50% of the Common Stock entitled to vote on the proposal. If a broker or nominee submits a proxy on behalf of a beneficial holder that expressly does not cast a vote on this proposal, the proxy will not be counted as a vote cast. Abstentions will be treated as if the holder voted against this proposal.

The Board of Directors recommends that stockholders vote FOR approval of the proposed amendment and restatement of the 1997 Incentive Stock Award Plan.

ITEM 3—APPROVAL OF MODIFIED PERFORMANCE GOALS UNDER ANNUAL CASH INCENTIVE AWARD PLAN

Background

In 2004, LP’s stockholders approved performance goals under LP’s Amended and Restated Annual Cash Incentive Award Plan (the “Cash Incentive Plan”), insofar as they relate to cash incentive awards to executive officers of LP. The Cash Incentive Plan provides for annual cash incentive opportunities based upon meeting or exceeding performance goals. The Compensation Committee has further amended and restated the Cash Incentive Plan effective as of February 12, 2009, to increase the limit on the maximum incentive payout to a participant in a single year and to modify the performance goals. The Board is seeking stockholder approval of the modified performance goals for awards to executive officers under the Cash Incentive Plan. The modified goals, if approved, would apply to awards for years after 2009.

Under Section 162(m) of the Internal Revenue Code, performance-based compensation that meets specified criteria and is approved by stockholders is not subject to the $1,000,000 limit per executive officer on deductibility applicable to certain other types of compensation. The Board of Directors has determined that it is in the best interests of LP that awards paid under the Cash Incentive Plan continue to qualify as performance-based compensation under Section 162(m). To qualify, cash awards must be conditioned on performance goals that have been approved by stockholders within the last five years. The Board of Directors has therefore decided to request that stockholders approve the modified performance goals under the Cash Incentive Plan insofar as they relate to incentive awards to executive officers of LP.

Description of Performance Goals

The following description of the modified performance goals is qualified in its entirety by reference to the Cash Incentive Plan as amended and restated as of February 12, 2009, which is attached hereto as Appendix B. The modifications specified additional examples of measurement criteria that may apply to performance goals relating to financial performance of LP or a specific business unit. These modifications are similar to proposed amendments to the Stock Award Plan relating to performance criteria that may apply to certain types of equity-based awards to executive officers, as described in Item 2 above.

Performance goals for cash incentive awards may relate to (1) corporate performance, (2) business unit performance, and/or (3) individual performance. The business criteria on which corporate performance is based may include various financial performance goals related to the performance of LP as a whole. These may include one or more objective measures related to earnings, profitability, efficiency, or return to stockholders, and may include earnings, earnings per share, operating profit, stock price, costs of production, cash flow, revenue growth, return on equity, return on assets, return on invested capital, or other measures, whether expressed as absolute amounts, as ratios, or as percentages of other amounts. Success may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or industry groups.

The business criteria on which business unit performance goals are based may include a combination of financial goals and strategic goals related to the performance of an identified business unit. Strategic goals for a business unit may include one or a combination of objective factors related to success in implementing strategic plans or initiatives, introducing products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more measures related to its revenue growth, earnings, profitability, efficiency, operating profit, costs of production, cash flow, return on equity, return on assets, return on invested capital, or other measures, whether expressed as absolute amounts or as ratios or percentages, which may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or business units.

The business criteria on which individual performance is based may include measurements of success in developing and implementing particular tasks assigned to an individual employee. For executive officers, the business criteria on which individual performance goals are based may include a combination of financial goals and strategic goals of the business unit for which the executive has responsibility.

Performance goals and formulas are established annually relating to performance for the current year. The persons eligible to receive cash incentive award opportunities granted by the Compensation Committee are the executive officers of LP. Other management personnel may also be eligible for cash incentive award opportunities as determined by their supervisors. Depending upon the extent to which performance goals are met, the actual amount paid may range from 0% to 200% of the target amount. The total cash incentive payout for any person may not exceed $2,000,000 in any one year (an increase from $1,500,000 prior to the February 12, 2009, amendment and restatement). See “Executive Compensation—Discussion and Analysis of LP’s Executive Compensation Program—Annual Cash Incentive Awards” on pages 29-31 below for a description of the performance goals established for cash incentive award opportunities granted in 2008.

Awards

In February 2009, the Compensation Committee established the target amounts of cash incentive award opportunities for 2009 based on the salary of each of the participants. The target amount was set at 55% of base salary for current executive officers other than the Chief Executive Officer. The target amount for LP’s Chief Executive Officer was set at 75% of his base salary. In recognition of economic conditions, the Compensation Committee determined that the actual amount paid to each executive for 2009 awards, if any, would not exceed 150% of the target amount for that executive. Satisfaction of corporate, business unit, and individual performance goals will be determined by the Compensation Committee following the end of 2009 and cash payments, if any, will be made as soon as practicable after the determination of the amount of the award. The targeted amounts of award opportunities for 2009 that have been approved are as follows:

New Plan Benefits

Cash Incentive Plan

Name and Title	Target Amount(1)
Richard W. Frost Chief Executive Officer	$630,000
Curtis M. Stevens Executive Vice President, Administration, and Chief Financial Officer	$260,000
Richard S. Olszewski Executive Vice President, Specialty Products, Sales and Marketing	$206,000
Jeffrey N. Wagner Executive Vice President, Oriented Strand Board	$182,000
All executive officers as a group	$1,278,000
Non-executive officer employees as a group	$6,222,000
Non-employee directors as a group	$0
(1)	Performance goals for executive officers for 2009 are based 50% on LP’s corporate performance as measured by available cash balance (as defined by the Compensation Committee) as of December 31, 2009, and 50% on objective individual and business unit goals unique to each participant. Depending on satisfaction of performance goals, the amount paid for 2009 awards may range from 0% to 150% of the amount shown with respect to corporate performance goals and 0% to 150% with respect to individual and business unit goals.

Stockholder Approval

In order for amounts which may be paid to executive officers pursuant to the Cash Incentive Plan and the modified performance goals to qualify as performance-based compensation under Section 162(m) of the Internal

Revenue Code, the Board of Directors is asking stockholders to approve the terms of the modified performance goals as outlined above, which will be used by the Compensation Committee as a basis for specific cash incentive award opportunities for executive officers. In the event stockholders do not approve the terms of the modified performance goals, no further awards will be made to executive officers under the Cash Incentive Plan in the future and the Compensation Committee will, in its discretion, consider other methods of providing appropriate compensation to executive officers.

Approval of the terms of the modified performance goals will require the affirmative vote of a majority of the total votes cast on this item. Shares that are not represented at the meeting, shares that abstain from voting on this item, and shares that are expressly not voted on this item by brokers or nominees will not be counted for purposes of computing a majority at the meeting.

The Board of Directors recommends that stockholders vote to approve the modified performance goals under the Cash Incentive Plan.

ITEM 4—RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee has appointed Deloitte & Touche LLP as LP’s outside independent auditor to audit its consolidated financial statements for 2009. Although LP is not required to seek stockholder approval of this appointment, the Board has determined it to be sound corporate governance practice to submit the appointment for ratification by LP’s stockholders. If the appointment is not ratified by stockholders, the Audit Committee will investigate the possible bases for the negative vote and will reconsider the appointment in light of the results of its investigation.

Representatives of Deloitte & Touche LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, may make a statement.

The Board recommends a vote FOR the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as LP’s principal independent auditor.

Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has pre-approved all audit services provided by LP’s independent auditor, Deloitte & Touche LLP, in connection with the audit of LP’s financial statements for the years ended December 31, 2007 and 2008. The Audit Committee also pre-approved all audit-related and permissible non-audit services provided by LP’s independent auditor during 2007 and 2008 and concluded that the provision of those services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditor. Under the policy, pre-approval is generally provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor must provide a statement that such service is consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at its next scheduled meeting. Unless specified otherwise by the Audit Committee, the Chairman of the Audit Committee has been delegated pre-approval authority under the pre-approval policy.

Fees Paid to Principal Independent Auditor

The aggregate fees, including expenses, billed to LP for the years ended December 31, 2007 and 2008 by LP’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were as follows:

	2007	2008
Audit Fees	$2,099,950	$1,967,440
Audit-Related Fees	201,945	298,807

Total Audit and Audit-Related Fees	2,301,895	2,266,247
Tax Fees	26,770	47,940
All Other Fees	1,500	236,500

Total Fees	$2,330,165	$2,550,687

Audit Fees.  Includes fees for audit services involving the audit of LP’s consolidated financial statements, review of interim quarterly statements, the audit of LP’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, any other procedures required to be performed by LP’s independent auditor in order to render its opinion on LP’s consolidated financial statements, and services in connection with statutory audits and financial audits for certain of LP’s subsidiaries.

Audit-Related Fees.  Includes any fees for assurance and related services that are traditionally performed by the independent auditor and are not reported as audit fees. These audit-related services may include due diligence services pertaining to potential business acquisitions or dispositions, accounting consultations related to accounting, financial reporting, or disclosure matters not classified as audit services, assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities not classified as audit services, financial audits of employee benefit plans, and assistance with internal control reporting requirements. Audit-related fees for 2007 and 2008 primarily include fees for audits of employee benefit plans and review of reports issued in connection with lender and regulatory requirements.

Tax Fees.  Includes any fees for tax services, including tax compliance and planning services. Tax fees for 2007 and 2008 primarily include fees for assistance related to expatriate employee tax compliance.

All Other Fees.  Represents fees for a license to use a financial accounting technical research database and, for 2008, fees related to services provided in conjunction with a debt offering by LP.

OTHER BUSINESS

At the time this proxy statement was printed, management knew of no matters to be presented at the annual meeting other than the items of business listed in the Notice of Annual Meeting of Stockholders. If any matters other than the listed items properly come before the meeting, the proxies named in the accompanying form of proxy will vote or refrain from voting on such matters in accordance with their judgment.

FINANCE AND AUDIT COMMITTEE REPORT

In discharging its responsibilities, the Audit Committee and its individual members have met with management and LP’s independent auditor, Deloitte & Touche LLP, to review LP’s accounting functions and the audit process and to review and discuss LP’s audited consolidated financial statements for the year ended December 31, 2008. The Audit Committee discussed and reviewed with its outside auditing firm all matters that the firm was required to communicate and discuss with the Audit Committee under applicable auditing standards and all other legal, regulatory and corporate governance standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Deloitte & Touche has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communication with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte & Touche the firm’s independence.

Based on its review and discussions with management and LP’s outside auditor, the Audit Committee recommended to the Board of Directors that LP’s audited consolidated financial statements for the year ended December 31, 2008, be included in LP’s Annual Report on Form 10-K filed with the SEC.

Respectfully submitted,

Archie W. Dunham, Chairman

E. Gary Cook

Kurt M. Landgraf

Colin D. Watson

HOLDERS OF COMMON STOCK

Five Percent Beneficial Owners

The following table provides information concerning the beneficial ownership of Common Stock by the persons known to LP to beneficially own 5% or more of the outstanding Common Stock:

Name and Address	Common Stock Beneficially Owned		Approximate Percent of Class
Barclays Global Investors, NA	5,831,200	(1)	5.65%
400 Howard Street
San Francisco, California 94105

Third Avenue Management LLC	6,750,863	(2)	6.54%
622 Third Avenue, 32nd Floor
New York, New York 10017

Dimensional Fund Advisors L.P.	6,065,422	(3)	5.87%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746

(1)	Amounts shown are based on Schedule 13G filed with the SEC on February 5, 2009, by Barclays Global Investors, NA, and related entities, including Barclays Global Fund Advisors and Barclays Global Investors, Ltd., showing share ownership as of December 31, 2008. Barclays Global Investors, NA, reported ownership of 5,831,200 shares, or 5.65% of the outstanding Common Stock, including sole voting power over 4,906,443 shares and sole dispositive power over 5,831,200 shares.

(2)	Amounts shown are based on Schedule 13G filed by Third Avenue Management LLC on February 13, 2009, showing share ownership as of December 31, 2008. The Schedule 13G indicates that Third Avenue Management LLC has sole voting power over 5,777,938 shares and sole dispositive power over 6,750,863 shares.

(3)	Amounts shown are based on Amendment No. 1 to Schedule 13G filed by Dimensional Fund Advisors L.P. on February 9, 2009, showing share ownership as of December 31, 2008. The amendment to Schedule 13G indicates that Dimensional Fund Advisors L.P. has sole voting power over 5,829,111 shares and sole dispositive power over 6,065,422 shares.

Directors and Executive Officers

The following table summarizes the beneficial ownership of Common Stock of LP’s directors, nominees for director, and executive officers included in the Summary Compensation Table below:

Name	Common Stock Beneficially Owned As of March 9, 2009(1)(2)	Approximate Percent of Class
E. Gary Cook(4)	65,357	*
Archie W. Dunham(4)	29,134	*
Daniel K. Frierson(4)	30,253	*
Richard W. Frost(5)	960,236	0.92%
Lizanne C. Gottung(4)	12,962	*
Kurt M. Landgraf(4)	17,592	*
Dustan E. McCoy(4)	42,936	*
Richard S. Olszewski(3)(5)	164,194	0.16%
Curtis M. Stevens(5)	419,243	0.40%
Jeffrey N. Wagner(3)(5)	200,155	0.19%
Colin D. Watson(4)	26,643	*
All current directors and executive officers as a group (11 persons)(4)(5)	1,968,705	1.88%

*	Percentages under 0.1% are not shown.

(1)	Shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose of, or direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set forth opposite their respective names.

(2)	Includes shares reserved for issuance under immediately exercisable options and options which will become exercisable within 60 days after March 9, 2009, as follows: Mr. Cook, 50,058 shares; Mr. Dunham, 13,132 shares; Mr. Frierson, 19,192 shares; Mr. Frost, 631,132 shares; Ms. Gottung, 7,847 shares; Mr. Landgraf, 11,137 shares; Mr. McCoy, 31,412 shares; Mr. Olszewski, 96,988 shares; Mr. Stevens, 243,217 shares; Mr. Wagner, 130,787 shares; Mr. Watson, 19,175 shares; and all current directors and executive officers as a group, 1,254,797 shares.

(3)	Includes shares held by the LP Salaried 401(k) and Profit Sharing Plan and beneficially owned as follows: Mr. Olszewski, 55 shares; and Mr. Wagner, 3,985 shares.

(4)	Includes restricted shares granted under the 2000 Non-Employee Director Restricted Stock Plan as to which the following directors have the power to vote: Mr. Cook, 7,832 shares; Mr. Dunham, 7,326 shares; Mr. Frierson, 6,622 shares; Ms. Gottung, 5,115 shares; Mr. Landgraf, 6,455 shares; and Mr. McCoy, 7,520 shares. Mr. Watson holds 8,279 restricted stock units that are not included in the amounts shown in the table because they do not presently have voting or dispositive power over the shares issuable upon vesting of the units.

(5)	Includes restricted shares issued under LP’s 1997 Incentive Stock Award Plan as restricted stock awards, as to which the following executive officers have the power to vote: Mr. Frost, 195,128 shares; Mr. Olszewski, 67,151 shares; Mr. Stevens, 82,341 shares; and Mr. Wagner, 56,364 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 (“Section 16”) requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC and the NYSE by LP’s officers, directors, and certain other “reporting persons.” Based solely upon a review of copies of Forms 3, 4, and 5 (and amendments thereto) filed by LP’s reporting persons and written representations by such persons, to LP’s knowledge, all Section 16 reporting requirements applicable to such persons were complied with for the period specified in the SEC’s rules governing proxy statement disclosures.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee, among other responsibilities, exercises the authority of the Board with respect to the compensation of LP’s executive officers. The Compensation Committee has reviewed the following section entitled “Discussion and Analysis of LP’s Executive Compensation Program” and has discussed its contents with members of LP’s management. Based on its review and discussions, the Compensation Committee has recommended to the Board of Directors that the following section be included in this proxy statement, as well as in LP’s Annual Report on Form 10-K for the year ended December 31, 2008, through its incorporation by reference from the proxy statement.

Respectfully submitted,

Colin D. Watson, Chairman

Archie W. Dunham

Lizanne C. Gottung

Dustan E. McCoy

Discussion and Analysis of LP’s Executive Compensation Program

Philosophy Regarding Executive Compensation

The overall approach taken by LP’s Compensation Committee to executive compensation matters is based on its general philosophy that compensation, in the form of base salaries, annual incentives, and long-term incentives, should be competitive at the median with other manufacturing companies of a similar size, primarily in the building products industry, in order to attract, retain, and motivate executives. LP’s incentive programs provide executives with the opportunity to receive total compensation above or below median levels based on performance. Annual cash incentive awards provide for payments based on a combination of corporate performance, business unit performance, and individual performance. Annual long-term incentive awards are provided through various types of equity-based awards. The goal of these programs is to align management’s interests with those of LP’s stockholders by providing incentives that increase equity ownership and focus on long-term performance related to corporate objectives and the achievement of corporate strategies.

Program Elements

During 2008, the three principal elements of LP’s executive compensation program were base salary, annual cash incentive opportunities, and grants of equity-based awards. In addition, executive officers may participate in LP’s 2004 Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) and its Supplemental Executive Retirement Plan (the “SERP”) for selected senior executives, as well as its Salaried 401(k) and Profit Sharing Plan (the “401(k) Plan”) and Retirement Account Plan available to salaried employees generally. As discussed in more detail under “Item 1—Election of Directors—Compensation Committee” beginning on page 6, the Compensation Committee has sought the advice of independent compensation consultants regarding appropriate levels of compensation for LP’s executive officers, as well as the proper allocation between cash and non-cash compensation and among various forms of non-cash compensation.

Objectives of Incentive Compensation

LP’s Management Incentive Program is intended to provide a variable pay component for LP’s executive officers, senior and mid-level managers, and other individuals making high-level contributions to the company, as well as to tie individual performance to LP’s financial success. In addition to the overarching goals of LP’s executive compensation philosophy described above, the Management Incentive Program is designed to accomplish the following objectives:

•	Tie compensation to pre-established annual goals

•	Motivate and reward desired performance, including long-term goals

•	Position target annual cash incentives at or near the 50th percentile of the general industry and/or building products industry peer group

•	Maintain internal pay equity

•	Facilitate stock ownership by employees

LP’s Management Incentive Program has two components: annual cash incentive awards and long-term equity-based awards. The annual cash incentive component is governed by LP’s Amended and Restated Annual Cash Incentive Award Plan (the “Cash Incentive Plan”), while equity-based awards are granted under its 1997 Incentive Stock Award Plan (the “Stock Award Plan”). Both plans have been in operation since 1997. As explained in more detail below, awards under the Management Incentive Program are designed such that the majority of incentive pay is at risk based either on attainment of specified corporate performance goals or appreciation in the market value of LP’s Common Stock.

LP has adopted a policy to the effect that, if LP is required to restate its audited financial statements due to material noncompliance with any financial reporting requirement, LP will be entitled, as to each employee whose fraudulent or intentional misconduct caused or contributed to the need for the restatement, to (a) seek reimbursement of all or part of the cash incentive award paid to the employee for that year and (b) cancel all or part of any outstanding equity-based award granted to that employee in that year. This policy will apply in addition to any other rights or obligations to seek reimbursement LP has under applicable law.

Deductibility of Executive Compensation

To the extent consistent with its goal of maintaining a fair and competitive compensation package, the Compensation Committee attempts to structure LP’s executive compensation to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Under Section 162(m), the deductibility for federal income tax purposes of compensation paid to LP’s executive officers listed in the Summary Compensation Table below is generally limited to $1,000,000 per individual per year. The deductibility cap does not apply to compensation that qualifies as performance-based. Bonuses paid under the Cash Incentive Plan and certain types of equity-based awards granted under the Stock Award Plan are designed to meet the requirements of Section 162(m) for performance-based compensation. Among other requirements, payouts under the Cash Incentive Plan are subject to the achievement of specified performance goals. Grants of stock options and stock appreciation rights under the Stock Award Plan are also designed to meet the requirements of Section 162(m). However, salary and awards of restricted stock that do not require the satisfaction of performance goals as a condition to vesting cannot qualify as performance-based compensation. The Compensation Committee believes that the mix of compensation provided to LP’s executive officers strikes the appropriate balance between providing a competitive compensation package to attract and retain top talent and motivate desired performance and seeking to maintain the tax deductibility of a significant portion of that compensation.

Total Compensation Profiles and Use of Benchmarking Data

At least once a year, the Compensation Committee reviews summaries quantifying key elements of compensation to which LP’s senior executive officers are entitled under existing arrangements, including base salary for the past three years, opportunities for annual cash incentive awards, and the target value of equity-based awards. The summaries also contain information regarding each executive’s status under his SERP and under his Change of Control Employment Agreement. The Compensation Committee also reviews, on an annual basis, information regarding perquisites available to the executive officers under current LP policies and information regarding the cumulative value of outstanding equity-based awards received by each executive. The Compensation Committee takes this information into consideration in its deliberations regarding proposed levels of compensation for executives, new elements of compensation, and similar issues.

Key elements of compensation from the summaries are compared to equivalent items from a peer group selected by the Committee and data from independent surveys, as described further under the heading “Source of Benchmarking Data” below. The Compensation Committee uses this benchmarking data to ensure that each key element of compensation, as well as the aggregate amount of compensation, for each executive officer is consistent with LP’s general philosophy that compensation should be competitive at the median with companies similar to LP.

For example, in its January 2008 meeting, the Compensation Committee determined that Mr. Olszewski’s base salary, established upon his hiring in late 2006, had fallen below the median indicated by benchmarking data. As a result, the Compensation Committee increased his base salary by a larger percentage than it increased the base salaries of LP’s other executive officers, as shown in the table under “Base Salaries” below.

Overall, the levels of base salary, total cash compensation opportunities (salary and target cash incentive award opportunities), and total compensation opportunities (salary, target cash incentive award opportunities, and grant date fair value of equity-based awards) for each executive officer for 2007 were not more than 10% above the target median of the benchmarking data projected for 2008. The level of total cash compensation opportunities for each executive in 2007 was substantially below the target median projected for 2008, in amounts ranging from 8.9% below the target median for Mr. Stevens to 22.7% below the target median for Mr. Olszewski. Moreover, those 2007 total cash compensation opportunities included an amount for cash incentive awards that were not paid because LP’s earnings per share did not meet a minimum threshold level, as discussed under the heading “Annual Cash Incentive Awards” below.

Based on this analysis and evaluation of each executive’s performance during 2007, the Compensation Committee, in its January 2008 meeting, approved levels of compensation intended to be more competitive with LP’s competitors. The levels of total cash compensation opportunities approved for 2008 were still below the target median of the benchmarking data projected for 2008, ranging from 4.4% below the target median for Mr. Stevens to 15% below the target median for Mr. Olszewski. But the total compensation opportunities (which include equity-based awards as well as total cash compensation opportunities) approved for 2008 ranged from 11.2% above the target median for Mr. Olszewski to 19.7% above the target median for Mr. Wagner (taking into account the annualized value of special restricted stock grants discussed under “Equity-Based Awards” below). The Compensation Committee determined that the amount by which the approved levels of total compensation opportunities exceeded the target median was appropriate based on the fact that total cash compensation opportunities for LP’s executive officers continue to be below the target median (even when including in the calculation bonus amounts that were not in fact paid in 2007 or 2008), reductions in the value of historical equity awards to LP’s executives due to declines in LP’s stock price, and the desire to assist Messrs. Olszewski and Wagner in satisfying LP’s executive stock ownership guidelines.

Payment of higher levels of compensation to LP’s Chief Executive Officer, as compared to LP’s other executive officers, is consistent with the benchmarking data for LP’s peer group, as described above. LP’s policies and decision-making process regarding compensation are the same for all of LP’s executive officers, including the Chief Executive Officer.

Additional information regarding base salaries, annual cash incentives, and equity-based awards for 2008 is included under the headings “Base Salaries,” “Annual Cash Incentive Awards,” and “Equity-Based Awards” below.

Source of Benchmarking Data

As noted above, LP’s executive compensation program has been designed such that base salaries and target levels of annual and long-term incentives will provide compensation that is competitive at the median (50th percentile) with other manufacturing companies, primarily in the building products industry, of a similar size. Towards this goal, the Compensation Committee uses data from the peer group selected by the Committee and data from independent surveys in making decisions regarding salary increases, target annual cash incentive awards and equity-based awards.

The peer group was selected based on information presented in 2006 by the Compensation Committee’s independent outside compensation consultant, Frederic W. Cook & Co., Inc. (“Frederic Cook”). The peer group is subject to periodic review and refinement. The peer group includes both U.S. and Canadian public companies, primarily in the building products industry, with revenues and market capitalization generally ranging from 50% to 200% of LP’s. The 14 companies included in the peer group used to determine 2008 compensation were:

• BlueLinx Holdings, Inc. • Bowater Incorporated • Canfor Corporation • Elkcorp • MeadWestvaco Corporation • Mohawk Industries, Inc. • Norbord Inc.

•     Packaging Corporation of America

•     Simpson Manufacturing Co., Inc.

•     Smurfit-Stone Container Corporation

•     Temple-Inland Inc.

•     Universal Forest Products, Inc.

•     Vulcan Materials Company

•     West Fraser Timber Co. Ltd.

Frederic Cook used data derived from this peer group, as well as reference points from three of LP’s competitors outside the peer group size range (International Paper Company, Weyerhaeuser Company and Trex Co., Inc.), to benchmark competitive pay for senior executives and outside directors, to evaluate pay practices, and to assess pay-for-performance relationships for 2008.

In its August 2008 meeting, the Compensation Committee approved changes to the peer group for purposes of evaluating proposed compensation for 2009. The new peer group includes:

• AbitibiBowater Inc. • Armstrong World Industries, Inc. • Canfor Corporation • Eagle Materials Inc. • Greif Inc. • Norbord Inc.	• Packaging Corporation of America • Simpson Manufacturing Co., Inc. • Smurfit-Stone Container Corporation • Temple-Inland Inc. • Universal Forest Products, Inc. • West Fraser Timber Co. Ltd.

The benchmarking data provided to the Compensation Committee also includes size-adjusted compensation data extracted by Frederic Cook from several independent survey sources. The survey data presents average compensation figures based on information from companies across a broad range of industries without reference to individual companies.

The benchmarking data reviewed by the Compensation Committee for its deliberations in early 2008 regarding compensation for the coming year was based 50% on information from the peer group and 50% on survey data. The benchmarking data compared each executive’s base salary, total cash compensation opportunities (salary and target cash incentive award opportunities), and total compensation opportunities (salary, target cash incentive award opportunities, and equity-based awards) for 2007 against projections for 2008 of equivalent items for similar categories of officers from the peer group and survey data. The benchmarking data was summarized at the 25th percentile, 50th percentile (the target median), and 75th percentile for each category of compensation. The Compensation Committee believes that use of blended survey and peer group data improves the quality of benchmarking data because it may be difficult to identify an appropriate match for some officers’ positions within the peer group alone. In addition, the survey data reflects the broader industries with which LP competes for personnel.

Additional information regarding other categories of compensation, such as increased value of retirement benefits, was also provided for the peer group.

Base Salaries

At its meeting in January 2008, the Compensation Committee considered increases in annual base salary levels for LP’s executive officers. Effective March 1, 2008, the Compensation Committee approved executive officer salaries as follows:

Name	Position	Annual Base Salary	% Increase
Richard W. Frost	Chief Executive Officer	$840,000	5.0%
Curtis M. Stevens	Executive Vice President, Administration, and Chief Financial Officer	$471,912	5.0%
Richard S. Olszewski	Executive Vice President, Specialty Products and Sales	$374,000	10.0%
Jeffrey N. Wagner	Executive Vice President, OSB	$330,750	5.0%

In connection with making its decisions regarding 2008 salary levels, the Compensation Committee reviewed and discussed the benchmarking data discussed above, the responsibilities attached to each executive’s position, actual performance by each officer, and relative salary amounts among officers. Mr. Frost provided input regarding the achievements of Messrs. Stevens, Olszewski, and Wagner in 2007, with reference to their respective individual performance goals for 2007 under the Cash Incentive Plan.

Annual Cash Incentive Awards

The Compensation Committee, after evaluating the recommendations of management and Frederic Cook, approved annual award opportunities in early 2008 under the Cash Incentive Plan. The target award opportunities for LP’s executive officers were established as follows: Mr. Frost, 75% of base salary, or $630,000; Mr. Stevens, 55% of base salary, or $260,000; Mr. Olszewski, 55% of base salary, or $206,000; and Mr. Wagner, 55% of base salary, or $182,000.

The 2008 performance goals for each executive officer were based 50% on LP’s corporate performance as measured against target adjusted earnings per share (“EPS”) and 50% on objective individual goals. No amounts were payable under either the corporate or individual components of target awards unless a minimum threshold EPS level was achieved. The minimum for 2008 was ($1.88) per share.

On December 30, 2008, the Compensation Committee met and determined that no award payouts would be made under the Cash Incentive Plan for 2008 for corporate or individual performance. This decision was based on factors such as LP’s earnings per share, asset impairments, settlements, and LP’s desire to conserve cash.

Even if the Compensation Committee had not made this decision, no payout would have been made to Messrs. Olszewski or Wagner under the terms of their awards for individual performance goals unless the employee received a performance rating of at least “meets standards” for his or her performance during 2008, meaning that the individual was a strong performer and demonstrated competency in all job requirements. Under the terms of the awards, performance at this level would generally have resulted in a payout of 85% to 105% of the individual component of the target award, while performance that exceeded expectations could have resulted in payouts of up to 150%.

For Messrs. Frost and Stevens, satisfaction of the minimum EPS threshold would have triggered the maximum award opportunity for the individual portion of the award, resulting in payouts of up to 150%, subject to reduction by reference to the actual achievement of their individual performance objectives.

Beginning at an EPS level of ($1.88), a prorated portion of the component of the target award relating to corporate performance would have been paid under the terms of the awards. At an EPS level from ($1.88) to

($1.56), this prorated amount could have ranged from 20% of the target award to 49% of the target award, based on the specific EPS level achieved. Beginning with an EPS level of ($1.57), the prorated amount could have ranged from 50% of the target award at ($1.57) EPS to 100% of the target award at the target level of $0.00 EPS to 200% of the target award at the maximum of $1.00 EPS. For purposes of the Cash Incentive Plan, EPS is defined as net income per share from continuing operations, after taxes, as reported in LP’s consolidated statement of income, subject to adjustment, as determined by the Compensation Committee, for the after-tax effect of (1) gains or losses on sales or impairments of long-lived assets; (2) other operating credits and charges; and (3) gains or losses due to the early extinguishment of debt.

Individual performance goals for Mr. Frost for 2008 were as follows:

•	Achieve or exceed 2008 financial plan as approved by Board of Directors in February 2008.

•	Lead Lean Six Sigma (“LSS”) budgeted cost reduction improvements to meet or exceed target return of three to one on amounts invested in LSS program.

•	Reduce capital expenditures to not more than budgeted amount and exceed hurdle rate of 16% return on investment, excluding maintenance and sustaining expenditures.

•	Increase international growth according to budget through establishing operations of a specified mill by a target date, and execute specified overseas acquisition.

•	Commence production and sales at two new mills at budgeted production cost.

•	Lead efforts for development of high potential employees and vice-president level succession planning.

•

Promote a corporate culture that meets the highest ethical standards for the company; review the company’s compliance, safety and internal audits; and ensure that LP’s approach to internal controls, ethics and disclosure are aligned and consistent.

Individual performance goals for Mr. Stevens for 2008 were as follows:

•	Achieve or exceed 2008 financial plan as approved by the Board of Directors in February 2008.

•

Improve cost management through effective financial management controls and oversight of functional/indirect costs, including implementation of strategic cost reduction initiatives and management of corporate LSS efforts to meet or exceed targeted rate of return on LSS program.

•	Achieve efficiency and budgeted cost savings at mills through design and implementation of procurement systems and outsourcing.

•	Oversee business development activities to increase international growth in South America.

•	Reduce working capital through inventory pull-through, management of receivables, and effective management and/or disposition of closed facilities.

•	Lead efforts for development of high potential employees and ensure succession planning within functional areas of responsibility.

•	Ensure that no material weaknesses and no repeated significant deficiencies in internal controls for financial reporting are identified.

•	Set highest ethical standards for the company through communications and ensuring that LP’s approach to internal controls, ethics and disclosure are aligned and consistent.

Individual performance goals for Mr. Olszewski for 2008 were as follows:

•	Achieve or exceed 2008 financial goals for siding, moulding, engineered wood products (“EWP”) and LP Chile businesses as approved by the Board of Directors in February 2008.

•	Establish and commercialize laminated strand lumber (“LSL”) plant to meet or exceed 2008 budgeted sales.

•	Continue to manage efforts to grow market share in the difficult economic environment with the objective of outperforming the market.

•	Achieve budgeted LSS savings in each business to meet or exceed targeted rate of return on LSS program.

•

Increase international growth according to the budget through establishment of specified mill by target date, execute specified overseas acquisition, and ensure meeting compliance objectives in South America operations.

•	Meet or exceed safety (total incident rate) goals for EWP, siding, moulding and international operations.

•	Lead efforts for development of high potential employees and succession planning efforts for each business.

Individual performance goals for Mr. Wagner for 2008 were as follows:

•	Achieve or exceed 2008 financial plan for oriented strand board (“OSB”) as approved by Board of Directors in February 2008.

•	Lead LSS cost reduction improvements to meet or exceed targeted amount of cost savings for the OSB business.

•	Achieve or exceed cost reduction targets in yield, unscheduled down time and resin optimization.

•	Achieve targets for establishing operations at a specified mill by a specified date.

•	Continue to drive improvement in LP’s safety culture as measured by total incident rate goals.

•	Achieve or exceed sales and incremental margin targets for TechShield and TN Flooring products.

•	Lead efforts for development of high potential employees and ensure succession planning within the OSB business.

The individual performance goals above were based on financial targets, budgets, and operational goals of LP that the Compensation Committee believed could be achieved at the 100% level through a strong performance by the executive or the company, as applicable, consistent with management’s expectations for the year, and would be satisfied at above a 100% level only if the executive or company significantly exceeded expectations.

As stated above, the Compensation Committee determined that no bonuses would be paid to any of the named executive officers with regard to the individual performance goals listed above based on the Company’s desire to conserve cash and other factors.

Generally, if LP meets the minimum EPS threshold in a given year, the Compensation Committee determines the extent to which individual performance goals have been satisfied based on written reports from management detailing progress in achieving each goal. Mr. Frost assists the Compensation Committee in evaluating performance of executives other than himself.

At a meeting held on February 12, 2009, the Compensation Committee established award opportunities under the Cash Incentive Plan for each executive for 2009. In recognition of economic conditions, the Compensation Committee determined that any payout under the awards for 2009 would be limited to 150% of the target amount for that executive. The Compensation Committee also determined that the performance goal for corporate performance would be based on available cash (as defined by the Compensation Committee) as of December 31, 2009.

Equity-Based Awards

Equity-based awards under the Stock Award Plan are granted based primarily on the expected long-term contribution and performance of recipients. The Compensation Committee (in its capacity as the subcommittee for purposes of complying with Section 162(m) of the Internal Revenue Code and insider trading laws) has determined that awards to executive officers under the Stock Award Plan will be 1/3 in the form of restricted stock and 2/3 in the form of stock appreciation rights, based on the relative grant date fair values of the two types of awards.

The Compensation Committee believes that a mix of equity-based awards is essential for LP to realize the overarching objectives of its executive compensation program. LP’s primary product is OSB, which is subject to commodity pricing pressures that also have a major influence on LP’s stock price. As a result, stock options and stock appreciation rights may have little or no immediate economic value for substantial periods of time when market prices drop below the exercise or base price of the awards, while restricted stock will normally retain a substantial amount of its value, thereby serving as a significant executive retention tool. On the other hand, stock options and stock appreciation rights have a greater sensitivity to increases in LP’s stock value, thereby aligning the interests of executives more closely with those of LP’s stockholders. In light of changes in the accounting treatment of stock options that became effective in 2006, the Compensation Committee decided to grant stock appreciation rights rather than continuing its past practice of granting stock options.

The value of annual equity-based awards made to Messrs. Stevens, Olszewski, and Wagner in January 2008 were based on a target percentage of each executive officer’s base salary at the time of grant as follows: Mr. Stevens, 180%; Mr. Olszewski, 160%; and Mr. Wagner, 160%. The Compensation Committee determined to limit the total value of equity-based awards to Mr. Frost in 2008 to $2,000,000, based on LP’s stock price on January 31, 2008 of $15.27. This target value represented a decrease of $80,000 from the target value that would have resulted by applying a target percentage of 260% of Mr. Frost’s base salary, as was used to determine the target value of equity-based awards to Mr. Frost in 2007.

Target values are reviewed annually based on market data for similar positions. Individual grants are subject to a performance adjustment factor that increases or decreases the target value based on subjective assessments of the executive’s performance. In 2008, the performance adjustment factor for each individual award was 100% of the percentages indicated above. The Compensation Committee has adopted a policy that the average performance adjustment factor will be capped at 105% for executive officers as a group.

In addition to the regular, annual awards discussed above, the Compensation Committee determined in January 2008 to make special grants of restricted stock of 10,000 shares to Mr. Olszewski and 5,000 shares to Mr. Wagner. The purposes of the grants were to assist the executives in meeting LP’s stock ownership guidelines discussed under “Executive Stock Ownership Guidelines” below, to reward actions of the executives that helped LP compete in a difficult environment, and to assist in retention of those key executives.

Restricted stock awards made in 2008 have a vesting period of three years and are generally subject to forfeiture if the individual does not remain an employee of LP or one of its subsidiaries through the end of the applicable vesting period. Stock appreciation rights granted in 2008 have a base price equal to the market price of LP Common Stock on the date of grant and vest in three equal annual installments beginning on the first anniversary of the grant date. Upon exercise, the stock appreciation rights will be settled in shares of LP Common Stock based on the difference between the base price and the market price on the date of exercise. Additional information regarding these awards is included in the Summary Compensation Table and Grants of Plan-Based Awards table on pages 35-37.

At its February 2009 meeting, the Compensation Committee determined to reduce the value of grants under the Stock Award Plan for 2009 to executive officers and other eligible employees. The Compensation Committee believed that an adjustment to the methodology of determining the amount of equity awards was advisable in light of market conditions faced by LP and their effects on the market price of LP’s stock. The Compensation Committee therefore determined that the aggregate number of shares underlying awards to all employees for 2009, including executive officers, should be substantially reduced, resulting in grants of equity-based awards to LP’s executive officers and other employees for 2009 covering a total of 2,752,244 shares.

The Compensation Committee has also determined to review periodically the valuation method used to calculate the value of equity-based awards. For several years including 2009, the Compensation Committee has relied on the Black-Scholes valuation method. In future years, it may consider alternative valuation methods.

Personal Benefits

LP places strict limits on perquisites, or personal benefits, made available to its executive officers. The amounts of personal benefits received by LP’s executive officers are discussed in note 5 to “Executive

Compensation—Compensation of Executive Officers—Summary Compensation Table” on page 36. Personal benefits are generally limited to periodic estate and financial planning services and life insurance premiums.

Retirement and Other Benefits

LP’s retirement plans were designed to provide retirement benefits at a competitive level compared to other companies in the building products industry and to serve as a significant retention tool in light of the cyclical nature of LP’s commodity business. All full-time salaried employees participate in LP’s 401(k) Plan and Retirement Account Plan. Employees who are in the top two levels of LP’s management, including executive officers, participate in LP’s Deferred Compensation Plan. Under the Deferred Compensation Plan, participants may defer the receipt of up to 90% of base salary and annual bonuses for income tax purposes. In addition, the Deferred Compensation Plan enables executives and other highly-compensated employees to obtain benefits comparable to those available under the 401(k) and Retirement Account Plans without being subject to the limits imposed by the Internal Revenue Code on tax-qualified plans.

In 2008, LP paid a matching contribution to eligible participants equal to 3.5% of amounts deferred under LP’s Deferred Compensation Plan. The 401(k) Plan provided for an annual matching contribution based on employee contributions up to a maximum of $8,050 per employee during 2008. The matching contributions under both the 401(k) Plan and the Deferred Compensation Plan were suspended effective February 1, 2009, due to economic conditions and LP’s desire to conserve cash. In addition, annual contribution credits to the Retirement Account Plan will be discontinued for years after 2009.

LP also maintains a SERP that provides supplemental retirement pension benefits to selected senior executives. The SERP benefits generally do not vest until an officer has been a participant for five years, and are reduced by the value of employer contributions under LP’s other retirement plans and the Deferred Compensation Plan, as well as a portion of a participant’s Social Security benefits.

Additional information about LP’s retirement plans is provided in connection with the Summary Compensation Table, the Pension Benefits table, and the Nonqualified Deferred Compensation table on pages 35-36 and 39-42. Personal benefits provided to LP’s executive officers are also discussed in more detail in note 5 to the Summary Compensation Table on page 36.

Executive Change of Control Arrangements

In November 2007, the Compensation Committee approved new Change of Control Employment Agreements with its executive officers that became effective as of January 1, 2008. The agreements replaced and superseded similar agreements with those executive officers that were to expire on January 28, 2008.

Each current agreement provides for the payment of severance compensation and other benefits if the officer’s employment is terminated for specified reasons within three years following the occurrence of a change of control of LP. Such reasons include (a) termination by LP other than for cause and (b) termination by the officer because, among other things, his assigned duties, position, or authority are diminished in a material way, his compensation is substantially reduced, he is required to move his workplace more than 50 miles, or he has substantially increased travel requirements. Key severance benefits under the agreements include:

•	A cash payment in an amount equal to three times the sum of the officer’s annual base salary and the officer’s target bonus amount;

•	Enhanced benefits under LP’s retirement plans; and

•	Vesting of equity awards.

The terms of the agreements are described in more detail under the heading “Potential Payments Upon Termination or Change of Control” beginning on page 43.

In evaluating the terms of the agreements in 2007, the Compensation Committee analyzed whether key features were consistent with LP’s overall compensation philosophy of remaining competitive at the median with

LP’s peer group in order to attract, retain, and motivate executives. Accordingly, the Compensation Committee considered information prepared by Frederic Cook regarding current practices and emerging best practices among LP’s peer group and the additional companies typically included in benchmarking data reviewed by the committee (International Paper Company, Weyerhaeuser Company and Trex Co., Inc.). Based on the information provided by Frederic Cook, the Compensation Committee determined that the key features of the Change of Control Employment Agreements were each consistent with current practices or emerging best practices. The Compensation Committee also determined that the amount of the benefits under the agreements is sufficient to provide executives with security in a change of control environment that will allow the executives to focus on long-term performance related to corporate objectives and the achievement of corporate strategies, consistent with LP’s compensation philosophy, while the conditions of payment (a “double trigger” requiring both a change of control and a termination of employment by LP without cause or by the executive for good reason) ensure that the benefits apply when this security is most needed.

Executive Stock Ownership Guidelines

With the goal of encouraging long-term ownership of LP Common Stock by executive management, the Board of Directors, at the recommendation of the Compensation Committee, adopted guidelines for target levels of stock ownership by executive officers in early 2005. The guidelines apply to each executive officer with whom LP has entered into a Change of Control Employment Agreement. The target amount is a number of shares equal in value to the following multiples of each officer’s annual base salary: for the Chief Executive Officer, five times; for executive vice presidents, three times; and for vice presidents, two times. As revised in February 2007, the initial compliance date for individuals who were covered executive officers in 2005 is the date of LP’s first regular board meeting in 2011. Individuals who become covered by the guidelines or have a change in position subject to a higher target amount after 2005 have at least five years to comply. The guidelines prohibit a covered officer from engaging in certain transactions for the purpose of hedging the economic risk of his current or future ownership of shares. The guidelines do not apply to shares held for an officer’s benefit under one of LP’s tax-qualified pension or retirement plans. Restricted shares granted under the Stock Award Plan that have not yet vested count toward the ownership guidelines, but shares subject to outstanding stock options and stock appreciation rights do not.

Compensation of Executive Officers

Summary Compensation Table

The table below summarizes the various elements of compensation paid to or earned by each of the executive officers named in the table for the three years ended December 31, 2008. No other individual served as an executive officer of LP during 2008. Cash incentive awards paid under LP’s Amended and Restated Annual Cash Incentive Award Plan (the “Cash Incentive Plan”) are included in the “Non-Equity Incentive Plan Compensation” column, which covers non-equity awards that require the satisfaction of pre-established performance goals. No discretionary cash bonuses, which would have been shown in the “Bonus” column, were paid to the named executive officers in the years shown.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Richard W. Frost, Chief Executive Officer	2008 2007 2006	$831,649 $780,431 $691,692	$0 $0 $0	$824,187 $955,696 $757,343	$1,276,871 $1,055,103 $ 770,454	$ 0 $ 0 $272,448	$413,815 $841,600 $961,412	$ 62,150 $ 71,947 $130,752	$3,408,672 $3,704,777 $3,584,101
Curtis M. Stevens, Executive Vice President, Administration, and Chief Financial Officer	2008 2007 2006	$467,220 $444,254 $419,385	$0 $0 $0	$327,577 $396,658 $323,325	$ 544,048 $ 426,179 $ 379,837	$ 0 $ 0 $115,667	$127,109 $285,474 $379,287	$ 34,406 $ 38,983 $ 84,076	$1,500,360 $1,591,548 $1,701,577
Richard S. Olszewski, Executive Vice President, Specialty Products, Sales and Marketing	2008 2007 2006	$366,901 $340,000 $ 73,231	$0 $0 $0	$101,516 $ 54,554 $ 0	$ 317,860 $ 135,472 $ 6,097	$ 0 $ 0 $ 18,700	$ 74,140 $ 11,997 $ 3,484	$ 28,876 $ 43,564 $ 28,686	$ 889,293 $ 585,587 $ 130,198
Jeffrey N. Wagner, Executive Vice President, Oriented Strand Board (OSB)	2008 2007 2006	$327,462 $311,942 $259,879	$0 $0 $0	$174,252 $136,418 $ 82,200	$ 269,943 $ 175,072 $ 98,735	$ 0 $ 0 $ 60,406	$ 99,677 $121,851 $197,866	$ 26,066 $ 28,966 $ 39,262	$ 897,400 $ 774,249 $ 738,348
(1)	The amounts shown reflect the compensation expense recognized for financial statement reporting purposes for the year shown in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), with respect to awards of restricted stock and incentive shares (restricted stock units) under LP’s 1997 Incentive Stock Award Plan (the “Stock Award Plan”). The expense relates to awards made during the year shown as well as awards granted prior to that year to the extent they were not previously fully vested and had not been previously terminated. Assumptions used in calculating expense as required by SFAS 123R are described in Note 16 to LP’s audited financial statements included in its Annual Report on Form 10-K filed with the SEC on February 27, 2009 (the “2008 Form 10-K”), except that assumptions regarding forfeiture are ignored. Additional details regarding the terms of awards under the Stock Award Plan are described in the tables headed “Grants of Plan-Based Awards for 2008” and “Outstanding Equity Awards at December 31, 2008” beginning on page 37.

(2)	The amounts shown reflect the compensation expense recognized for financial statement reporting purposes for the year shown in accordance with SFAS 123R with respect to grants of stock options and stock-settled stock appreciation rights (“SSARs”) under the Stock Award Plan. Such expense relates to grants made during the year shown as well as options granted prior to that year to the extent they were not previously fully vested and had not previously been terminated. Assumptions used in calculating expense as required by SFAS 123R are described in Note 16 to LP’s audited financial statements included in its 2008 Form 10-K, except that assumptions regarding forfeiture are ignored. Additional details regarding the terms of stock options and SSARs granted under the Stock Award Plan are described in the tables headed “Grants of Plan-Based Awards for 2008” and “Outstanding Equity Awards at December 31, 2008” beginning on page 37.

(3)	The amounts shown reflect the annual cash incentive awards under the Cash Incentive Plan based on performance for the year shown and paid in February of the next year. As discussed under the heading “Annual Cash Incentive Awards” beginning on page 29, no amounts were paid under the Cash Incentive Plan for 2007 or 2008.

(4)	Amounts shown in this column represent the aggregate increase in the actuarial present value of benefits under LP’s defined benefit retirement plans (the SERP and the Retirement Account Plan), based on the assumptions discussed in the table entitled “Pension Benefits for 2008” on page 39.

(5)	Amounts shown in this column for 2008 represent the sum of the amounts attributable to personal benefits and other items of compensation listed in the table below. For individual items marked with an X, the incremental cost to LP or the amount paid to the named executive officer was less than $10,000. In addition to the benefits listed below, LP provided medical and dental insurance benefits and an annual matching contribution to LP’s health care Flexible Savings Account to all salaried employees on a nondiscriminatory basis. Effective December 31, 2008, LP stopped making the annual matching contribution to the health care Flexible Savings Account.

	Richard W. Frost	Curtis M. Stevens	Richard S. Olszewski	Jeffrey N. Wagner
Estate Planning Services(a)	—	—	—	—
Financial Planning Services(b)	X	X	X	X
Reimbursement of Income Taxes(c)	X	X	X	X
Life Insurance Premiums(d)	X	X	X	X
Employer Contributions to Defined Contribution Plans(e)	$43,954	$19,911	$15,537	$12,991
(a)	Officers may obtain reimbursement for estate planning services once every five years.

(b)	Executive officers are provided with financial and tax planning consulting services each year.

(c)	LP reimburses executive officers for the federal and state income taxes, if any, payable on amounts included as W-2 compensation in connection with the cost of estate planning and financial planning services.

(d)	LP pays the annual group term life insurance premiums for coverage provided to each named executive officer in an amount equal to four times his annual base salary level.

(e)	LP makes discretionary annual profit sharing contributions for the account of each participant in its 401(k) Plan based on predetermined financial targets; annual matching contributions based on employee contributions into its 401(k) Plan up to a maximum of $8,050 per employee for 2008; annual matching contributions based on employee contributions into its Deferred Compensation Plan (Messrs. Frost, Wagner, and Olszewski in 2008); and annual supplemental and make-up credits contributed under the Deferred Compensation Plan as follows: Mr. Frost, $30,082; Mr. Stevens, $11,861; Mr. Olszewski, $6,845; and Mr. Wagner, $4,873. Benefits under the Deferred Compensation Plan are described in greater detail under “Nonqualified Deferred Compensation for 2008” beginning on page 41.

Grants of Plan-Based Awards for 2008

The table below provides information regarding annual cash incentive awards under the Cash Incentive Plan and grants of restricted stock and stock-settled stock appreciation rights (“SSARs”) under the Stock Award Plan to LP’s executive officers during 2008.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold(1) ($)	Target(1) ($)	Maximum(1) ($)	Threshold (#)	Target (#)	Maximum (#)
Richard W. Frost	1/31/2008	$315,000	$630,000	$1,102,500
	1/31/2008								472,660	$15.27	$1,399,074
	1/31/2008							43,220			$ 659,969
Curtis M. Stevens	1/31/2008	$130,000	$260,000	$ 455,000
	1/31/2008								191,190	$15.27	$ 541,947
	1/31/2008							17,480			$ 266,920
Richard S. Olszewski	1/31/2008	$103,000	$206,000	$ 360,500
	1/31/2008								128,560	$15.27	$ 364,416
	1/31/2008							21,750			$ 332,123
Jeffrey N. Wagner	1/31/2008	$ 91,000	$182,000	$ 318,500
	1/31/2008								119,110	$15.27	$ 337,629
	1/31/2008							15,890			$ 242,640
(1)	The table shows threshold, target and maximum payouts under awards made in 2008 under the Cash Incentive Plan. The threshold amount represents the amount payable assuming that the minimum threshold EPS level of ($1.88) was reached and individual performance goals were achieved at the 100% level. The target amount represents a payout based on achievement of individual performance goals at the 100% level and attainment of the target EPS level of $0.00, resulting in payment of 100% of the target award for corporate performance. The maximum amount represents a payout based on achievement of individual performance goals at the 150% level and attainment of the maximum EPS level of $1.00 for purposes of 2008 awards, resulting in payment of 200% of the target award for corporate performance. As discussed under the heading “Annual Cash Incentive Awards” beginning on page 29, there were no actual payouts for 2008 under the Cash Incentive Plan.

(2)

Reflects awards of restricted stock under the Stock Award Plan. The restricted shares will vest on January 31, 2011, provided that the individual continues to be an employee of LP. Vesting will accelerate upon a change of control of LP. Prior to vesting, participants have voting rights and receive cash dividends at the same rate as unrestricted shares of Common Stock. In the event of a stock split or stock dividend, the participant is entitled to receive additional restricted shares.

(3)

Reflects grants of SSARs which vest in three equal annual installments beginning one year after the date of grant and expire 10 years after the date of grant. Vesting will accelerate upon a change of control of LP. Upon exercise, a participant will receive shares of Common Stock with a value equal to the difference between the base price and the market price on the date of exercise multiplied by the number of SSARs exercised.

(4)	The base price is equal to the closing sale price of the Common Stock on the NYSE on the date of grant.

(5)	The amounts shown represent the grant date fair value of the restricted stock and SSAR awards calculated in accordance with SFAS 123R. Assumptions used in calculating the grant date fair value of SSARs are described in Note 16 to LP’s audited financial statements included in its 2008 Form 10-K, except that assumptions regarding forfeiture are ignored.

Outstanding Equity Awards at December 31, 2008

The table below provides information regarding stock options, SSARs, restricted stock and incentive shares held by the named executive officers at December 31, 2008.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) Exercisable (#)	Number of Securities Underlying Unexercised Options(1) Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard W. Frost	22,716 72,100 37,000 80,000 75,966 74,243 0	0 0 0 0 37,984 148,487 472,660		$ $ $ $ $ $ $	8.10 7.30 21.27 27.49 28.68 22.99 15.27	1/25/2002 2/1/2003 1/31/2004 2/4/2005 2/2/2006 2/1/2007 1/31/2008	1/25/2012 2/1/2013 1/31/2014 2/4/2015 2/2/2016 2/1/2017 1/31/2018	119,160	$185,890
Curtis M. Stevens	25,000 55,000 2,750 39,000 30,000 28,486 32,503 0	0 0 0 0 0 14,244 65,007 191,190		$ $ $ $ $ $ $ $	18.50 19.13 11.35 21.27 27.49 28.68 22.99 15.27	1/25/1998 2/12/1999 2/3/2001 1/31/2004 2/4/2005 2/2/2006 2/1/2007 1/31/2008	1/25/2008 2/12/2009 2/3/2011 1/31/2014 2/4/2015 2/2/2016 2/1/2017 1/31/2018	54,040	$84,302
Richard S. Olszewski	10,000 22,067 0	5,000 44,133 128,560		$ $ $	19.02 22.99 15.27	10/2/2006 2/1/2007 1/31/2008	10/2/1016 2/1/2017 1/31/2018	29,560	$46,114
Jeffrey N. Wagner	7,066 14,400 8,500 8,100 8,086 20,443 0	0 0 0 0 4,044 40,887 119,110		$ $ $ $ $ $ $	8.10 7.30 21.27 27.49 28.68 22.99 15.27	1/25/2002 2/1/2003 1/31/2004 2/4/2005 2/2/2006 2/1/2007 1/31/2008	1/25/2012 2/1/2013 1/31/2014 2/4/2015 2/2/2016 2/1/2017 1/31/2018	29,665	$46,277
(1)	Reflects grants of stock options (with expiration dates in 2015 and earlier) and SSARs (with expiration dates in 2016 and later). Options and SSARs vest in three equal annual installments beginning on the first anniversary of the grant date and have a 10-year term.

(2)	Unvested awards of restricted stock and incentive shares held by LP’s executive officers at December 31, 2008 vest on the dates shown below:

	1/31/2009	2/2/2009	2/1/2010	1/31/2011
Mr. Frost	9,500	40,170	26,270	43,220
Mr. Stevens	10,000	15,060	11,500	17,480
Mr. Olszewski	—	—	7,810	21,750
Mr. Wagner	2,275	4,270	7,230	15,890

(3)	Based on the closing sale price of the Common Stock on the NYSE on December 31, 2008, $1.56 per share.

Option Exercises and Stock Vested During 2008

The following table provides information regarding exercise of stock options and vesting of incentive shares with respect to LP’s executive officers during 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard W. Frost	0	—	38,300	$536,583
Curtis M. Stevens	0	—	14,300	$200,343
Richard S. Olszewski	0	—	0	—
Jeffrey N. Wagner	0	—	3,900	$ 54,639

Pension Benefits for 2008

The following table shows the present value of accumulated benefits for each of the named executive officers under LP’s Supplemental Executive Retirement Plan (the “SERP”) and LP’s Retirement Account Plan, in each case assuming retirement by the executive at age 62. Amounts shown in the table were calculated as of a December 31, 2008 measurement date consistent with LP’s financial statements and using the same long-term rate of return, discount rate, rate of compensation increase, and mortality rate assumptions used in the financial statements. See Note 15 to LP’s audited financial statements included in its 2008 Form 10-K.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During 2008 ($)
Richard W. Frost	Retirement Account Plan SERP	13 13	$ 112,793 $3,567,840	N/A N/A
Curtis M. Stevens	Retirement Account Plan SERP	11 11	$ 113,410 $1,707,900	N/A N/A
Richard S. Olszewski	Retirement Account Plan SERP	2 2	$27,612 $ 62,009	N/A N/A
Jeffrey N. Wagner	Retirement Account Plan SERP	28 28	$ 108,635 $1,004,112	N/A N/A
(1)	This column includes amounts to which the named executive officers may not currently be entitled. At December 31, 2008, only Messrs. Frost and Stevens were vested in their benefits under the SERP. Also at that date, all named executive officers except Mr. Olszewski were vested in their benefits under the Retirement Account Plan.

Supplemental Executive Retirement Plan

The SERP is a defined benefit plan intended to provide supplemental retirement benefits to key executives designated by LP’s Chief Executive Officer and a committee designated to administer the SERP. With the approval of the Compensation Committee, each of LP’s current executive officers participates in the SERP. Key features of the SERP include:

•

Vesting.  Participants are fully vested in their SERP benefits after participating in the SERP for five years. Vesting is accelerated in the event of the participant’s death or disability or a change of control of LP.

•	Retirement Age. The normal retirement age under the SERP is 62.

•	Annual Benefits. The annual benefit payable under the SERP to a participant who retires at the normal retirement age is equal to:

50% of the executive’s final average compensation

multiplied by

a fraction equal to: years of credited service (up to a maximum of 15)/15

For example, if a participant had final average compensation of $500,000 with ten years of credited service, his or her annual benefit (subject to reductions for other retirement benefits as described below) would be $166,667 calculated as: $500,000 x .50 x (10/15).

•

Years of Credited Service.  Years of credited service under the SERP are equal to the participant’s years of service credited under the Retirement Account Plan discussed below. If a participant’s employment is involuntarily terminated within 36 months after a change of control of LP, he or she is credited with two additional years of service.

•

Final Average Compensation.  Final average compensation on an annual basis is equal to a participant’s compensation during the 60 consecutive months out of the last 120 months of employment in which the participant’s compensation was highest, divided by five. Compensation for this purpose includes base salary plus annual bonus paid to a participant or deferred under the Deferred Compensation Plan (described below), but excludes all other benefits. If LP terminates a participant’s employment other than for cause or the participant terminates for good reason within 36 months after a change of control of LP, benefits under the SERP will be calculated based on the participant’s base salary during the preceding 12 months plus the average annual cash incentive paid in the preceding three years, if higher than final average compensation.

•

Early Retirement Provisions.  Retirement benefits under the SERP are subject to reduction in the event of retirement before age 62. When a participant retires prior to age 55, his annual benefit as described above is reduced by a fraction equal to his actual credited years of service over the number of years of credited service the participant would have had at age 62. If a participant retires between age 55 and age 61, the amount of the reduction to his annual benefit as described above depends on whether the committee administering the plan approves the retirement. If the participant’s early retirement is approved by the committee, his annual benefit is reduced by 3% for each year prior to age 62. If the committee does not approve the participant’s early retirement, his benefit is reduced by 5% for each year prior to age 62 and is further reduced by a fraction equal to the participant’s actual years of credited service over the years of credited service the participant would have had at age 62. Termination of a participant’s employment by LP other than for cause or termination by a participant for good reason within 36 months of a change of control is treated as an early retirement with committee approval, regardless of the participant’s age.

•

Reductions for Other Retirement Benefits.  The annual benefits payable under the SERP are reduced by an amount equal to the sum of (1) 50% of the participant’s primary Social Security benefit determined at age 62 and (2) the value of employer contributions under LP’s other retirement plans and the Deferred Compensation Plan.

•

Disability Benefit.  If a participant is unable to continue employment due to a disability, his benefit is calculated in the same manner as if he retired at age 62, and he receives credit for years of service during the disability.

•

Form of Payment.  The normal form of payment under the SERP is a single lump sum payment that is actuarially equivalent to a life annuity payable monthly in the amount of the monthly SERP benefit. Other forms of payment available under the SERP must also be actuarially equivalent to a life annuity payable monthly. All of the named executive officers have elected a lump sum payment. If the participant retires at age 62 or later, payments commence six months after retirement. If the participant retires prior to age 62, payments commence as of a date specified in advance by the participant but not earlier than age 62.

Of the executive officers included in the pension benefits table above, Messrs. Frost and Stevens are currently vested in their benefits under the SERP. As of December 31, 2008, Mr. Frost was age 57 and Mr. Stevens was age 56. Accordingly, if they had retired as of that date, their benefits would have been subject to reduction as described under “Early Retirement Provisions” above.

Retirement Account Plan

Executive officers and other salaried employees of LP are eligible to participate in LP’s Retirement Account Plan. The Retirement Account Plan is a cash balance plan pursuant to which LP makes an annual contribution credit to an account for each participating employee. Key features of the Retirement Account Plan include:

•

Amount of Annual Contribution.  The annual contribution credit is equal to 5% of compensation (with certain exclusions) up to a maximum earnings limit imposed by the federal tax laws. The maximum annual contribution credit for 2009 is $12,250.

•	Interest. Interest is credited daily on the cash balance in each participant’s account based on the U.S. Treasury bond rate for November of the prior year.

•

Vesting.  Contributions under the Retirement Account Plan generally vest after three years of service (of at least 1,000 hours per year) to LP. Once vested, a participant is entitled to the amounts in his account when he leaves LP.

•	Form of Payment. Payment from the Retirement Account Plan may be made as an annuity payable over the lifetime of the participant, in a lump sum, or pursuant to other arrangements.

•	Other. The Retirement Account Plan does not provide for an offset for Social Security benefits.

In December 2008, LP’s management determined to cease making contribution credits to the Retirement Account Plan after 2009. Plan balances will continue to accrue interest as described above.

Nonqualified Deferred Compensation for 2008

The following table summarizes information regarding participation by the named executive officers in LP’s 2004 Executive Deferred Compensation Plan (the “Deferred Compensation Plan”).

Name	Executive Contributions in 2008(1) ($)	Registrant Contributions in 2008(2) ($)	Aggregate Earnings in 2008 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2008(3) ($)
Richard W. Frost	$166,330	$35,904	$(101,170)	$0	$558,606
Curtis M. Stevens	$ 0	$11,861	$ (38,697)	$0	$115,576
Richard S. Olszewski	$ 18,345	$ 7,487	$ (17,135)	$0	$ 41,934
Jeffrey N. Wagner	$ 1,938	$ 4,941	$ 4,840	$0	$125,658
(1)	Amounts shown in this column are also included in salary in the Summary Compensation Table above.

(2)	Amounts shown for Messrs. Frost, Olszewski, and Wagner include matching contributions by LP equal to 3.5% of the employee contributions and annual supplemental and make-up credits (discussed in the description of the Deferred Compensation Plan below). For Mr. Stevens, amounts shown represent annual supplemental and make-up credits.

(3)	Reflects employee contributions that were reported as salary in the Summary Compensation Table for years prior to 2008 as follows: for Mr. Frost, $148,505 in 2007 and $40,025 in 2006; for Mr. Olszewski, $20,178 in 2007 and $3,923 in 2006; and for Mr. Wagner, $23,109 in 2007, $28,798 in 2005 and $8,269 in 2004.

All employees who are in LP’s top two levels of management and participate in its Retirement Account Plan and the profit sharing component of the 401(k) Plan are automatically participants in the Deferred Compensation Plan. Key features of the Deferred Compensation Plan include:

•	Deferrals. The Deferred Compensation Plan permits deferrals of up to 90% of a participant’s base salary and annual bonuses.

•

Matching Contributions by LP.  Through January 31, 2009, LP made matching contributions equal to 3.5% of a participating employee’s deferral amounts. In December 2008, LP’s management determined to suspend matching contributions effective February 1, 2009.

•

Supplemental Credit.  LP credits each participating employee’s plan account with an amount that would have been contributed under LP’s Retirement Account Plan and the profit sharing component of its 401(k) Plan if limits imposed under the Internal Revenue Code did not apply.

•

Make-up Credit.  LP credits each participating employee’s plan account with an amount that would have been contributed under LP’s Retirement Account Plan and the profit sharing component of its 401(k) Plan had the participant not deferred compensation.

•

Vesting.  Participants are immediately vested in credits for their contributions and related earnings. Participants are vested in their rights to LP’s matching contributions and related earnings after two years of service to LP and are vested in their rights to supplemental and make-up credits and related earnings in accordance with the vesting schedule of the Retirement Account Plan and profit sharing component of the 401(k) Plan. Participants will also become vested in LP’s matching contributions, supplemental credits, and make-up credits upon reaching age 65 or immediately upon death, disability, or termination within 24 months following a change of control of LP.

•

Form of Payment.  If a participant’s employment with LP is terminated for any reason, the participant is entitled to receive his vested plan account balances, either in a lump sum or in the form of an annuity over a period of up to 15 years as designated by the participant, in accordance with the terms and conditions set forth in the plan. Participants may also receive distributions prior to termination in the event of emergencies or as otherwise specified in the plan.

•

Earnings on Account Balances.  Amounts credited to participants’ accounts are adjusted to reflect amounts of income, gain or loss as if the amounts held in such accounts had been invested in investment funds designated under the Deferred Compensation Plan and selected by the participants. The following table shows investment choices for the Deferred Compensation Plan available during 2008 and annualized returns for each investment choice for 2008:

Fund	Performance
Artio International Equity	-43.76%
T. Rowe Price Equity Income Fund	-35.75%
T. Rowe Price Growth Stock Fund	-42.26%
T. Rowe Price Mid-Cap Growth Fund	-39.69%
T. Rowe Price Mid-Cap Value Fund	-34.57%
PIMCO Total Return Fund	4.87%
T. Rowe Price Stable Value Fund	4.58%
Vanguard Institutional Index	-36.95%
Oppenheimer Main St Sm C Y	-38.02%
T. Rowe Price Balanced Fund	-28.43%

Potential Payments Upon Termination or Change of Control

LP has not entered into employment agreements with its executive officers, except in connection with a change of control of LP. Therefore, its executive officers are not generally entitled to severance benefits upon termination of employment in the absence of a change of control. A description of payments and benefits to be provided to LP’s executive officers under various circumstances involving termination of employment and/or a change of control follows.

Payments and Benefits Upon Termination Prior to Change of Control

Upon termination of an executive officer’s employment for any reason prior to a change of control of LP, he is entitled to receive amounts earned while employed, as follows:

•	Payment of base salary through the date of termination.

•

Accrued vacation pay through the date of termination. Accrued vacation pay for LP’s current executive officers at December 31, 2008, was as follows: Mr. Frost, $80,769; Mr. Stevens, $45,376; Mr. Olszewski, $28,769; and Mr. Wagner, $31,803.

•

Other benefits, to the extent vested, required to be paid under the terms of any other plan, program or arrangement maintained by LP, including, without limitation, retirement benefits payable under LP’s Retirement Account Plan and SERP, as described under “Pension Benefits for 2008” on pages 39-41, and benefits under the Deferred Compensation Plan, as described under “Nonqualified Deferred Compensation for 2008” on pages 41-42.

The amounts listed above are referred to as “accrued obligations.”

If an executive retires with the approval of the Chief Executive Officer at age 60 or older, prior to year end, a pro rata share of his target award under the Cash Incentive Plan will be paid based on the date of termination. If an executive dies or if his employment is terminated due to disability, he will be paid his target award under the Cash Incentive Plan. Upon termination of employment due to death or disability, all awards of restricted stock or restricted stock units (incentive shares) will become fully vested (see “Value of Unvested Shares” column on page 46), but any stock options or SSARs that were not exercisable on the date of termination will be cancelled. Vesting of equity-based awards is not accelerated upon termination for any other reason in the absence of a change of control. Vesting of certain benefits under the SERP and the Deferred Compensation Plan is accelerated upon death or disability, as described under “Pension Benefits for 2008” on pages 39-41 and under “Nonqualified Deferred Compensation for 2008” on pages 41-42.

The aggregate payments and benefits, in addition to accrued obligations, that LP’s named executive officers would have received, assuming termination upon death or disability on December 31, 2008, prior to the occurrence of a change of control, were as follows: Mr. Frost, $815,890; Mr. Stevens, $344,302; Mr. Olszewski, $252,114; and Mr. Wagner, $228,277, representing the sum of the value on that date of restricted stock and incentive shares subject to accelerated vesting and the executive’s target award for 2008 under the Cash Incentive Plan.

Change of Control Employment Agreements

In November 2007, the Compensation Committee approved new Change of Control Employment Agreements with each of its four current executive officers that became effective January 1, 2008. The agreements provide for compensation and benefits following a change of control of LP, including severance payments and benefits in the event the executive officer’s employment is terminated.

Term.  The agreements will terminate two years after LP gives the executive written notice. If a change of control of LP occurs prior to that date, the term will be extended automatically for three additional calendar years beyond the date on which the change of control occurs. This three-year period is referred to as the “change of control period.”

Definition of Certain Terms. Brief summaries of the definitions of certain terms used in the agreements are set forth below.

“Change of control” means:

•	The acquisition by a person or group of beneficial ownership of 20% of LP’s outstanding Common Stock or voting securities, with certain exceptions;

•

A change in the composition of the Board of Directors such that the incumbent directors cease to constitute at least a majority of the Board (including, for purposes of computing a majority, those persons nominated for election by a majority of the then incumbent directors who had been similarly nominated);

•	Completion of a reorganization, merger, consolidation or sale of substantially all the assets of LP, with certain exceptions; or

•	Approval by LP’s stockholders of a complete liquidation or dissolution of LP.

“Cause” means one of the following actions, as determined by the vote of at least 75% of the directors:

•	The willful and continued failure of the executive to substantially perform his or her duties after delivery of a written demand for substantial performance; or

•	The willful engaging by the executive in illegal conduct or gross misconduct that materially harms LP.

“Good reason” for purposes of an executive’s termination of his employment with LP means:

•	The executive’s position, authority, duties, or responsibilities are diminished;

•	Any failure by LP to comply with the compensation provisions of the agreement;

•	Transfer of the executive to a location more than 50 miles from the present location or a substantial increase in the amount the executive is required to travel; or

•	Any purported termination by LP of the executive’s employment otherwise than as expressly permitted by the agreement.

Payments and Benefits While Employed Following Change of Control

During the change of control period and for so long as a covered executive remains employed by LP (or its successor), he is entitled to:

•	Receive an annual base salary in an amount at least equal to 12 times his highest monthly base salary paid during the 12 months immediately preceding the change of control;

•	Be paid an annual cash bonus in an amount at least equal to the executive’s target bonus for the year in which the change of control occurs; and

•

Participate in all incentive savings and retirement plans, welfare benefit programs, fringe benefits and paid vacation available to other peer executives on at least as favorable terms as those in place during the 120-day period immediately preceding the change of control.

In addition, all outstanding equity-based awards held by LP’s executive officers, including stock options, SSARs, restricted stock, and restricted stock units, will become vested or exercisable in full upon a change of control of LP. Also, under the SERP, each executive officer will be fully vested in all benefits whether or not he otherwise has five years of participation. See “Pension Benefits for 2008” on pages 39-41. All agreements for equity awards granted prior to November 1, 2007, provide for reimbursement, on an after-tax basis, for any excise tax imposed under the Internal Revenue Code on “excess parachute payments” that is directly attributable to acceleration of vesting or exercisability, plus any related federal, state and local income taxes. For subsequent equity award grants, a similar right of reimbursement is provided under the Change of Control Employment Agreements.

The annual base salary levels and target bonuses for LP’s current executive officers during 2008 are disclosed under “Executive Compensation—Discussion and Analysis of LP’s Executive Compensation Program” on pages 29-31. Information regarding benefits provided to LP’s executive officers in addition to salary and cash incentive payments during 2008 appears in the Summary Compensation Table on pages 35-36. If a change of control of LP had occurred on December 31, 2008, these salary and bonus levels and benefits would represent the minimum amounts that would have been payable to LP’s executive officers in each of 2009, 2010 and 2011, unless their employment was terminated during that three-year period.

The aggregate benefits and payments, in addition to accrued obligations, that LP’s named executive officers would have received assuming a change of control on December 31, 2008, without termination of employment, were as follows: Mr. Frost, $815,890; Mr. Stevens, $344,302; Mr. Olszewski, $252,114; and Mr. Wagner, $228,277, representing the sum of the value on that date of restricted stock and incentive shares subject to accelerated vesting and the executive’s target award for 2008 under the Cash Incentive Plan.

Payments and Benefits Upon Termination Following Change of Control

The severance compensation and benefits payable under the Change of Control Employment Agreements upon the termination of an executive officer’s employment vary depending on the reason for termination, as described below.

Termination Without Good Reason; or by LP for Cause.  If an executive officer voluntarily terminates his employment other than for good reason, or LP terminates his employment for cause, during a change of control period, he will be entitled to payment or satisfaction by LP of all accrued obligations. He will be entitled to no other severance or benefits.

Death or Disability.  If an executive officer dies or his employment is terminated due to disability during a change of control period, the officer or his legal representative will be entitled to payment of all accrued obligations and a pro rata amount of the officer’s target bonus for the year in which the change of control occurs, based on the number of days in the year prior to death or termination. The aggregate payments and benefits, in addition to accrued obligations, that LP’s named executive officers would have received, assuming death or termination due to disability on December 31, 2008, during a change of control period, were as follows: Mr. Frost, $815,890; Mr. Stevens, $344,302; Mr. Olszewski, $252,114; and Mr. Wagner, $228,277, representing the sum of the value on that date of restricted stock and incentive shares subject to accelerated vesting and the executive’s target award for 2008 under the Cash Incentive Plan. Assuming that the change in control and the termination due to death or disability occurred in the same year, these are the same amounts that an executive would receive upon a change of control without any termination, as described further under “Payments and Benefits While Employed Following Change of Control” above.

Termination for Good Reason; or Other than for Cause, Death or Disability.  If, during a change of control period, an executive’s employment with LP is terminated by LP (other than for cause, death or disability) or by the executive for good reason, he will be entitled to receive the following amounts in a lump-sum payment six months after termination:

•

His full base salary through the date of termination (at a monthly rate at least equal to the highest rate in effect during the 12 months prior to the date the change of control occurred) plus a pro rata amount of his target bonus for the fiscal year in which the change of control occurred;

•	An amount equal to three times the sum of (x) his annual base salary at such rate plus (y) his target bonus amount;

•

The difference, calculated on an actuarial present value basis, between the retirement benefits that would have accrued under the Retirement Account Plan and the SERP if his employment continued for an additional three years and the actual vested benefit, if any, under those plans (including any enhancement under the terms of the SERP triggered by the change of control) at the date of termination; and

•	Interest on the amounts described above from the date of termination through the payment date.

The Change of Control Employment Agreements also provide for reimbursement of fees for outplacement services and for the continuation of health, disability and life insurance benefits for three years. An executive officer is also entitled to reimbursement for any excise tax imposed on benefits that constitute excess parachute payments, plus any related federal, state and local income taxes, subject to a “cut back” provision providing for a reduction in payments under the Change of Control Employment Agreements if the amount that would be treated as excess parachute payments is not greater than 110% of the maximum amount that could be paid to the executive without imposition of any excise tax.

Acceleration of or increases to certain benefits under the terms of the SERP and the Deferred Compensation Plan that are triggered if an executive is terminated following a change of control are described under “Pension Benefits for 2008” on pages 39-41 and “Nonqualified Deferred Compensation for 2008” on pages 41-42.

Potential Pay-Outs to Current Executive Officers

The following table shows potential pay-outs under the Change of Control Employment Agreements and other LP benefit plans assuming that the employment of a current executive officer was terminated following a change of control of LP, either by LP for reasons other than cause, death or disability, or by the executive for good reason, and that termination occurred on the last business day of 2008.

Name	Lump Sum Cash Severance Payment(1)	Increase in Present Value of Accumulated Retirement Benefits(2)	Welfare Benefits(3)	Other Benefits(4)	Value of Unvested Shares(5)	Value of Unvested Stock Options(6)	Estimated Excise Tax and Gross-Up Payments(7)	Total
Richard W. Frost	$5,040,000	$2,834,984	$49,221	$59,520	$185,890	$0	$4,052,328	$12,221,943
Curtis M. Stevens	$2,455,736	$1,207,165	$37,562	$59,520	$ 84,302	$0	$ 0	$ 3,844,285
Richard S. Olszewski	$1,946,000	$ 595,642	$47,750	$59,520	$ 46,114	$0	$1,525,207	$ 4,220,233
Jeffrey N. Wagner	$1,720,250	$ 846,889	$33,088	$59,520	$ 46,277	$0	$1,269,360	$ 3,975,384
(1)	Represents the executive’s target bonus under the Cash Incentive Plan for 2008 plus an additional payment equal to three times the annual base salary level and target bonus.

(2)	Includes (a) enhanced benefits under the terms of the SERP based on the inclusion of two additional years of credited service and the use of final compensation (2008 base salary plus the average of annual cash incentive bonuses paid in 2006, 2007, and 2008) and (b) benefits under the Change of Control Employment Agreements equal to the difference, calculated on an actuarial present value basis, between the retirement benefits that would have accrued under the Retirement Account Plan and the SERP if the executive’s employment continued for an additional three years and the actual vested benefit, if any, at the date of termination.

(3)	Represents the estimated cost of continuing health, disability and life insurance coverage and other welfare benefits to the executive and his family at the same level as in place at December 31, 2008, for a three-year period.

(4)	Includes financial and tax planning services at an estimated annual cost of $14,340 for three years, outplacement services valued at $13,000, and estate planning services to which the executives are entitled valued at $3,500.

(5)	Represents the market value on December 31, 2008, of awards of restricted stock and incentive shares that were not vested on that date. See “Outstanding Equity Awards at December 31, 2008” on page 38 for additional information.

(6)	Represents the value of in-the-money stock options that had not vested on December 31, 2008, based on the difference between the closing sale price of the Common Stock on the NYSE on that date, $1.56 per share, and the per share exercise price. See “Outstanding Equity Awards at December 31, 2008” on page 38 for additional information.

(7)	Represents the estimated amount required to be reimbursed under the Change of Control Employment Agreements for excise taxes imposed on benefits deemed to be excess parachute payments plus any related federal, state and local income taxes.

Equity Compensation Plan Information

The following table sets forth additional information as of December 31, 2008, regarding shares of Common Stock that may be issued under LP’s existing equity compensation plans and arrangements. At that date, LP did not have any plans or arrangements not submitted to stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants, and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights. The table does not reflect the additional shares that would be issuable under the 1997 Incentive Stock Award Plan if Item 2 above is approved by stockholders at the Annual Meeting.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by stockholders(1)	6,012,362	$18.79	2,608,327
Equity compensation plans or arrangements not approved by stockholders	0	N/A	0

Total	6,012,362		2,608,327

(1)	Equity compensation plans under which awards are currently outstanding and that were approved by LP’s stockholders include the 1997 Incentive Stock Award Plan (the “Stock Award Plan”), the 1992 Non-Employee Director Stock Option Plan, and the 2000 Non-Employee Director Restricted Stock Plan (the “Restricted Stock Plan”). The number of shares shown in column (a) as shares subject to outstanding awards include 580,544 shares subject to awards of restricted shares or restricted stock units (including incentive shares) outstanding on December 31, 2008. See “Outstanding Equity Awards at December 31, 2008” on page 38 and “Directors’ Compensation for 2008” on page 48 for additional information regarding the vesting of outstanding incentive and restricted share awards. These shares are not included in the calculation of weighted-average exercise price in column (b) because the price at the vesting date could not be determined as of December 31, 2008. The Stock Award Plan also authorizes the grant of restricted stock awards with such terms and conditions as the Compensation Committee deems appropriate, including provisions that such awards will be forfeited upon termination of a participant’s employment for specified reasons within a specified period of time or upon other conditions set forth in the award agreement. Of the shares shown in column (c), 2,826,395 shares were available for grant at December 31, 2008, as restricted shares or units under the Stock Award Plan, although such shares could also be granted as options, stock appreciation rights, or other rights to acquire Common Stock. Also, 80,384 shares were available for future awards to non-employee directors under the Restricted Stock Plan.

DIRECTORS’ COMPENSATION FOR 2008

The following table summarizes compensation paid to LP’s outside directors for services during 2008.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
E. Gary Cook	$185,750	$30,000	$29,912	—	—	—	$245,662
Archie W. Dunham	$ 77,500	$30,000	$29,461	—	—	—	$136,961
Daniel K. Frierson	$ 51,250	$30,000	$29,198	—	—	—	$110,448
Lizanne C. Gottung	$ 55,750	$30,000	$25,472	—	—	—	$111,222
Kurt M. Landgraf	$ 66,250	$30,000	$29,879	—	—	—	$126,129
Dustan E. McCoy	$ 57,500	$30,000	$29,552	—	—	—	$117,052
Colin D. Watson	$ 76,750	$30,000	$29,912	—	—	—	$136,662
(1)	Each director of LP who is not an employee of LP or any of its subsidiaries, other than the Chairman of the Board, receives an annual retainer of $35,000. The Chairman of the Audit Committee receives an additional annual retainer of $10,000, while the Chairman of the Compensation Committee receives an additional annual retainer of $7,500. The Chairman of each other Board committee receives an additional annual retainer of $5,000 except the Chairman of the Board, who receives an annual retainer of $150,000 for service on the Board and Board committees. All outside directors also receive $1,750 for each Board meeting attended and $1,500 for each committee meeting attended, including telephone conference meetings. All fees are paid on a quarterly basis.

(2)	The amounts shown reflect the compensation expense recognized for financial reporting purposes for 2008 in accordance with SFAS 123R with respect to awards of restricted stock and restricted stock units under LP’s 2000 Non-Employee Director Restricted Stock Plan. The plan provides for annual grants of restricted shares of Common Stock or restricted stock units with a market value on the grant date of $30,000 (which equals the grant date fair value of such awards) to each non-employee director of LP. The restricted shares or units vest in full on the earliest to occur of five years following the grant date, upon the director’s death, disability or retirement (as defined), or a change of control of LP. If the director ceases to be a director before the restrictions lapse, the restricted shares are forfeited. Prior to vesting, the director has the right to vote the restricted shares and to receive cash dividends, if any. Restricted stock units do not carry voting rights, but additional restricted stock units will be credited to each holder of units with a value equal to the amount of any cash dividends payable prior to vesting on an equal number of shares of Common Stock. At December 31, 2008, LP’s outside directors held shares of restricted stock or restricted stock units as follows: Mr. Cook, 7,832 shares; Mr. Dunham, 7,326 shares; Mr. Frierson, 7,580 shares; Ms. Gottung, 5,115 shares; Mr. Landgraf, 6,455 shares; Mr. McCoy, 7,520 shares; and Mr. Watson, 8,279 units.

(3)

The amounts shown reflect the compensation expense recognized for financial statement reporting purposes for 2008 in accordance with SFAS 123R with respect to grants of nonqualified stock options under LP’s 1992 Non-Employee Director Stock Option Plan. The plan provides for the automatic grant each year (with certain exceptions) of options to purchase shares of Common Stock to non-employee directors on the anniversary date of that director’s most recent prior grant. Each option granted under the Plan entitles the holder to purchase that number of shares of Common Stock such that the award has an option value of $30,000 on the date of grant at an exercise price equal to 100% of the fair market value (as defined) of a share of Common Stock on the date of grant. The option value of $30,000 is equal to the grant date fair value of the options calculated in accordance with SFAS 123R. Assumptions used in calculating the grant date fair value are described in Note 16 to LP’s audited financial statements included in its 2008 Form 10-K, except that assumptions regarding forfeiture are ignored. Each option becomes exercisable as to 10% of the shares covered by the option every three months following the date of grant until vested in full. Options become immediately exercisable in full upon the death of the holder or upon the occurrence of a change of control of LP. To the extent not fully vested, an option will become exercisable in full upon the director’s retirement as of the first annual meeting of stockholders after the director attains age 72. Each option expires 10 years after the date of grant, subject to earlier termination if the holder ceases to be a member of the Board of Directors. At December 31, 2008, LP’s outside directors held stock options as follows: Mr. Cook, 56,566 shares; Mr. Dunham, 20,071 shares; Mr. Frierson, 26,977 shares; Ms. Gottung, 15,158 shares; Mr. Landgraf, 17,619 shares; Mr. McCoy, 38,335 shares; and Mr. Watson, 25,683 shares.

In February 2009, the Nominating Committee determined that the value of equity-based awards to LP’s directors for 2009 should be reduced in light of the Compensation Committee’s decision to reduce the value of awards to executive officers and other employees of LP for 2009 discussed above under “Executive Compensation—Discussion and Analysis of LP’s Executive Compensation Program—Equity-Based Awards” on page 32. The reduction in value of equity-based awards to LP’s directors for 2009, when implemented, will be proportionate to the reduction in the value of awards to executive officers and other employees.

RELATED PERSON TRANSACTIONS

LP has adopted a policy requiring review by the Board of potential conflicts of interest, including transactions between LP and certain related persons. A written copy of the policy is available on LP’s website at www.lpcorp.com by clicking on “About LP,” then “Investor Relations,” then “Corporate Governance.”

Under the policy, a conflict of interest means any situation in which the personal interests of an employee, officer, or director are potentially in conflict with the interests of LP. The policy applies to all transactions between LP and business entities affiliated with LP’s officers and directors.

The policy requires potential conflicts of interest involving a member of the Board or LP’s Chief Executive Officer to be reviewed by the full Board. The policy requires potential conflicts of interest involving an executive officer (other than the Chief Executive Officer) to be reviewed by the Board and the Chief Executive Officer. Upon review of the conflict of interest, the Board or Chief Executive Officer, as applicable, is required to determine whether the transaction or relationship may proceed. Both disclosure of the potential conflict by the interested party and the results of any review by the Board or Chief Executive Officer are required to be communicated in writing. Approval of any transaction or relationship may be conditioned on implementation of safeguards, controls, or limitations on the individual’s involvement in the transaction or relationship. Ongoing conflicts are reviewed under the policy annually.

In addition, the Audit Committee’s charter provides that it will, on an annual basis and at such other times as may be requested by the Board, review completed and proposed transactions between LP and any current or former director or executive officer of LP (including transactions involving family members or affiliates of directors or executive officers). The purpose of the Audit Committee’s review is to help the Board determine if directors are independent, identify potential conflicts of interest, and identify related person transactions required to be disclosed in LP’s proxy materials under applicable SEC disclosure requirements. Each of the transactions described under “Item 1—Election of Directors” on pages 2-3 were reviewed by the Audit Committee in 2009 and were determined not to require disclosure in this proxy statement and not to affect the independence of any of LP’s outside directors.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the Annual Meeting of Stockholders of LP in 2010, and who wishes to have the proposal included in LP’s proxy materials for that meeting, must deliver the proposal to the Corporate Secretary of LP no later than November 23, 2009. Any such proposal must meet the informational and other requirements set forth in the SEC’s rules and regulations in order to be eligible for inclusion in the proxy materials for that meeting.

LP’s bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record who has delivered written notice thereof to the Chairman by the deadline specified in the bylaws. In the case of next year’s annual meeting, this notice must be received by LP no later than February 6, 2010. Such notice must include the information required by the SEC’s rules for stockholder proposals presented for inclusion in LP’s proxy materials. The meeting chairman may, if the facts warrant, determine that any such business was not properly brought before the meeting and so declare to the meeting, in which case such business shall not be transacted.

GENERAL

The cost of soliciting proxies will be borne by LP. In addition to the solicitation of proxies by the use of the mails, some of the officers and regular employees of LP, without extra compensation, may solicit proxies personally or by other means such as telephone, telecopier, or e-mail.

LP will request brokers, dealers, banks, voting trustees, and their nominees who hold Common Stock of record to forward soliciting material to the beneficial owners of such stock and will reimburse such record holders for their reasonable expenses in forwarding material. LP has retained D.F. King & Co., Inc., to assist in such solicitation for an estimated fee of $12,500 plus reimbursement for certain expenses.

APPENDIX A

LOUISIANA-PACIFIC CORPORATION

AMENDED AND RESTATED

1997 INCENTIVE STOCK AWARD PLAN

ARTICLE 1. ESTABLISHMENT AND PURPOSE

1.1 Establishment; Amendment and Restatement. LOUISIANA-PACIFIC CORPORATION (“Corporation”) established the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan (the “Plan”) effective as of March 1, 1997. The original Plan was approved at Corporation’s 1997 annual meeting of stockholders and amendments to the Plan were approved at Corporation’s 2002 and 2004 annual meetings of stockholders. Corporation adopted additional amendments to the Plan effective November 3, 2006. The Plan as further amended and restated was approved at Corporation’s 2009 annual meeting of stockholders.

1.2 Purpose. The purpose of the Plan is to promote the long-term interests of Corporation and its stockholders by enabling Corporation to attract, retain, and reward key employees of Corporation and its subsidiaries and to strengthen the mutuality of interests between such employees and Corporation’s stockholders. The Plan is designed to serve this purpose by offering stock options and other equity-based incentive awards and encourage key employees to acquire an ownership in Corporation.

ARTICLE 2. DEFINITIONS

2.1 Defined Terms. The following definitions are applicable to the Plan:

“Award” means an award or grant made to a Participant pursuant to the Plan.

“Award Agreement” means an agreement as described in Section 6.2 of the Plan.

“Board” means the Board of Directors of Corporation.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

“Committee” means the Compensation Committee of the Board or, as appropriate, the subcommittee established in accordance with the provisions of the Committee’s charter.

“Common Stock” means the common stock, $1 par value, of Corporation or any security of Corporation issued in substitution, exchange, or lieu thereof.

“Corporation” means Louisiana-Pacific Corporation, a Delaware corporation, or any successor corporation thereto.

“Exchange Act” means the Securities Exchange Act of 1934.

“Extraordinary Distribution” means a dividend or other distribution payable in cash or other property with respect to Corporation’s Common Stock where the aggregate amount or value of the dividend or distribution exceeds 5% of the aggregate Fair Market Value of all outstanding Common Stock as of the business day immediately preceding the date the dividend or distribution is declared by the Board.

“Fair Market Value” means on any given date, the closing price per share of Common Stock as reported for such day by the principal exchange or trading market on which Common Stock is traded (as determined by the Committee) or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded. If the Common Stock is not listed on a stock exchange or if trading activities for Common Stock are not reported, the Fair Market Value will be determined by the Committee.

“Participant” means an employee of Corporation or a Subsidiary who is granted an Award under the Plan.

“Plan” means this Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan, as set forth herein and as it may be hereafter amended from time to time.

“Share” means a share of Common Stock.

“Subsidiary” means any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

“Vest” or “Vested” means:

(a) In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all restrictions;

(b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all restrictions;

(c) In the case of an Award that is required to be earned by attaining specified performance goals, to be or to become earned and nonforfeitable, freely transferable, and free of all restrictions; or

(d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all restrictions.

ARTICLE 3. ADMINISTRATION

3.1 General. The Plan will be administered by the Committee. The Committee will have full power and authority to administer the Plan in its sole discretion. A majority of the members of the Committee will constitute a quorum and action approved by a majority will be the act of the Committee.

3.2 Authority of the Committee. Subject to the terms of the Plan, the Committee:

(a) Will select the Participants, determine the types of Awards to be granted to Participants, determine the shares or share units subject to Awards, and determine the terms and conditions of individual Award Agreements;

(b) Has the authority to interpret the Plan, to establish, amend, and revoke any rules and regulations relating to the Plan, to make all other determinations necessary or advisable for the administration of the Plan; and

(c) May correct any deficit, supply any omission, or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems desirable to carry out the purposes of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

3.3 Delegation. Notwithstanding any other provision in the Plan, the Committee may delegate to one or more officers of Corporation the authority, subject to such conditions and limitations as the Committee may designate and to the requirements of Code Section 162(m), Rule 16b-3, the rules of the principal exchange or trading market on which the Common Stock is traded, and other applicable laws and regulations, to determine the Participants, types, amounts and terms of Awards and other designated actions relating to the administration of the Plan.

3.4 Liability of Committee Members. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

ARTICLE 4. DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

4.1 Duration of the Plan. The Plan will remain in effect until the earliest to occur of (a) May 7, 2019, (b) the date on which Awards have been granted covering all available Shares and all outstanding Awards have been exercised, settled, or terminated in accordance with the terms of the applicable Award Agreement, and (c) the date as of which the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

4.2 General Limit on Awards. Subject to adjustment pursuant to Article 12 of the Plan, the maximum number of Shares for which Awards may be granted under the Plan may not exceed a total of 22,000,000 Shares.

4.3 Additional Limits on Specific Awards.

Subject to adjustment pursuant to Article 12 of the Plan, Awards under the Plan are subject to the following additional limits:

(a) The aggregate number of Shares that may be made subject to stock options and stock appreciation rights granted under the Plan to any individual Participant during any one calendar year may not exceed 1,000,000 Shares.

(b) The maximum aggregate number of Shares that may be issued pursuant to incentive stock options granted under the Plan is 7,000,000 Shares.

(c) The maximum number of Shares that may be made subject to Awards granted under Article 9 to an individual Participant during any one calendar year may not exceed 300,000 Shares.

(d) The maximum number of Shares that may be made the subject of Awards granted under Article 10 to an individual Participant during any one calendar year may not exceed 300,000 Shares.

(e) The maximum number of Shares that may be made subject to Awards granted under Article 11 to any individual Participant during any one calendar year may not exceed 300,000 Shares.

4.4 Cancellation or Expiration of Awards.

(a) General. If all or a portion of an Award under the Plan is canceled or expires for any reason prior to having been fully vested or exercised by a Participant, is settled in cash in lieu of Shares, or is exchanged for other Awards, all Shares covered by the portion of any such Award that is canceled or expires, is settled in cash, or is exchanged for other Awards will again become available for additional Awards under the Plan.

(b) Stock Options. For stock options granted pursuant to Article 7, the number of Shares available for grants of Awards under the Plan will initially be reduced by the number of Shares subject to the stock option Award.

Upon any exercise of the stock option Award in whole or in part on a Net Exercise basis (as such term is used in Section 7.2(c)), the number of Shares subject to the Award in excess of the Shares actually issued upon exercise of the Award will again become available for additional Awards under the Plan.

(c) Stock Appreciation Rights. For stock appreciation rights granted pursuant to Article 8, the number of Shares available for grants of Awards under the Plan will initially be reduced by the number of Shares subject to the stock appreciation rights Award. Upon final settlement of the stock appreciation rights Award, the total number of Shares subject to the Award in excess of the Shares actually issued in settlement of the Award will again become available for additional Awards under the Plan.

ARTICLE 5. ELIGIBILITY

Officers and other key employees of Corporation and its Subsidiaries (including employees who may also be directors of Corporation or a Subsidiary) who, in the Committee’s judgment, are or will be contributors to the long-term success of Corporation will be eligible to receive Awards under the Plan.

ARTICLE 6. AWARDS

6.1 Types of Awards. Awards under the Plan may consist of: stock options (either incentive stock options, within the meaning of Section 422 of the Code, or nonstatutory stock options), stock appreciation rights, performance shares, restricted stock grants, and other stock-based awards (as described in Article 11 of the Plan). Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting. Awards under the Plan will not include stock-based awards issued by Corporation in the conversion or replacement of, or in substitution or exchange for, outstanding stock-based awards previously issued by a corporation or other business entity (not including a Subsidiary) acquired by Corporation or otherwise a party to a merger or other business combination transaction with Corporation.

6.2 Award Agreements. Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee. Any Award Agreement may make provision for any matter that is within the discretion of the Committee or may retain the Committee’s discretion to approve or authorize any action with respect to the Award during the term of the Award Agreement.

6.3 Nonuniform Determinations. The Committee’s determinations under the Plan or under one or more Award Agreements, including without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

6.4 Provisions Governing All Awards. All Awards will be subject to the following provisions:

(a) Transferability. Except as otherwise provided in this Section 6.4(a), each Award (but not Shares issued following Vesting or exercise of an Award) will not be transferable other than by will or the laws of descent and distribution and Awards requiring exercise will be exercisable during the lifetime of the Participant only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Committee, in its discretion, may include in any Award Agreement a provision that the Award is transferable, without payment of consideration, to immediate family members of the Participant or to a trust for the benefit of or a partnership composed solely of such family members.

(b) Employment Rights. Neither the adoption of the Plan nor the granting of any Award will confer on any person the right to continued employment with Corporation or any Subsidiary, nor will it interfere in any way with the right of Corporation or a Subsidiary to terminate such person’s employment at any time for any reason, with or without cause.

(c) Effect of Change in Control. The Committee may, in its discretion, include in any Award Agreement a provision that, upon the effective date of a change in control of Corporation (as that term may be defined in the Award Agreement), all or a specified portion of the Award (i) will become fully Vested, (ii) will terminate, or (iii) may be converted into shares of an acquiror. In any such change in control provision, the Committee may provide whether or to what extent such acceleration in the Vesting of an Award will be conditioned to avoid resulting in an “excess parachute payment” within the meaning of Section 280G(b) of the Code.

6.5 Prohibition on Repricing of Stock Options and Stock Appreciation Rights. Except for adjustments pursuant to Article 12 hereof, at no time shall the exercise price of a stock option or the grant price of a stock appreciation right granted hereunder be subsequently repriced during the period of its exercisability. For purposes of this Section, repricing means any of the following or any other action that has the same effect:

(a) Lowering the exercise or grant price after the stock option or stock appreciation right is granted;

(b) Any other action that is treated as a repricing under generally accepted accounting principles; or

(c) Canceling a stock option or stock appreciation right at a time when its exercise or grant price exceeds the Fair Market Value of the underlying Shares, in exchange for cash or another stock-based award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

ARTICLE 7. STOCK OPTIONS

7.1 General. Subject to adjustment pursuant to Article 12 of the Plan, the exercise price for each stock option may not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant. Stock options will be exercisable for such period as specified by the Committee in the applicable Award Agreement, but in no event may options be exercisable for a period of more than ten years after their date of grant.

7.2 Exercise. The exercise price of each Share as to which a stock option is exercised must be paid in full at the time of exercise. The Committee may, in its discretion, provide in any Award Agreement for a stock option that payment of the exercise price may be made:

(a) in cash;

(b) by tender of Shares owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such guidelines for the tender of Shares as the Committee may establish;

(c) in Shares otherwise issuable to Participant upon exercise of the stock option valued at Fair Market Value as of the date of exercise (“Net Exercise”);

(d) in such other consideration as the Committee deems appropriate; or

(e) in a combination of cash, shares of Common Stock (whether then owned or issuable on exercise), and such other consideration as the Committee deems appropriate.

7.3 Incentive Stock Options. In the case of an Option designated as an incentive stock option, the terms of the option and the Award Agreement must conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such incentive stock option is granted.

ARTICLE 8. STOCK APPRECIATION RIGHTS

Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option. Stock appreciation rights granted in tandem or in addition to a stock option may be granted either at the same time as the stock option or at a later time. A stock appreciation right will entitle the Participant to receive from Corporation an amount equal to the increase in the Fair Market Value of a Share on the exercise of the stock appreciation right over the grant price. Subject to adjustment pursuant to Article 12 of the Plan, the grant price for each stock appreciation right may not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant. The Committee may determine in its discretion whether the stock appreciation right may be settled in cash, shares, or a combination of cash and shares.

ARTICLE 9. PERFORMANCE SHARES

9.1 General. Performance shares may be granted in the form of actual Shares or Share units having a value equal to Shares. An Award of performance shares will be granted to a Participant subject to such terms and conditions set forth in the Award Agreement as the Committee deems appropriate, including, without limitation, the condition that the performance shares or a portion thereof will Vest only in the event specified performance goals are met within a specified performance period, as set forth in the Award Agreement. An Award Agreement for a performance share Award may also, in addition to specifying performance goals, condition Vesting of such Award on continued employment for a period specified in the Award Agreement. In the event that a stock certificate is issued in respect of performance shares, the certificate will be registered in the name of the Participant but will be held by Corporation until the time the performance shares become Vested. The performance conditions and the length of the performance period will be determined by the Committee. The Committee may, in its discretion, reduce or eliminate the Vesting of performance shares if, in the Committee’s judgment, it determines that the Vesting of the performance share Award is not appropriate given actual performance over the applicable performance period. The Committee, in its sole discretion, may provide in an Award Agreement whether performance shares granted in the form of share units will be paid in cash, shares, or a combination of cash and shares.

9.2 Performance Goals for Executive Officers. The performance goals for performance share awards granted to executive officers of Corporation may relate to corporate performance, business unit performance, or a combination of both.

Corporate performance goals will be based on financial performance goals related to the performance of Corporation as a whole and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders such as earnings per share, operating profit, stock price, costs of production, cash flow, revenue growth, return on equity, return on assets, return on invested capital, or other measures.

Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introductory products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenue growth, earnings, profitability, efficiency, operating profit, costs of production, cash flow, return on equity, return on assets, return on invested capital, or other measures.

Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

ARTICLE 10. RESTRICTED STOCK

Restricted stock may be granted in the form of actual Shares, Share units having a value equal to Shares, or other rights to receive Shares in the future. A restricted stock Award will be subject to such terms and conditions set forth in the Award Agreement as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such restricted stock and provisions that such restricted stock, stock units or other rights to receive Shares be forfeited upon termination of the Participant’s employment for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement. The Award Agreement for a restricted stock Award may also, in addition to conditioning Vesting of the Award on continued employment, further condition Vesting on attainment of performance goals. Such Awards will be subject to the same limitations on types of performance goals as provided in Article 9 of the Plan. In the event that a stock certificate is issued in respect of restricted stock, such certificate will be registered in the name of the Participant but will be held by the Corporation until the end of the restricted period. The employment conditions and the length of the period for vesting of restricted stock Awards will be established by the Committee at the time of grant and set forth in the Award Agreement. The Committee, in its sole discretion, may provide in an Award Agreement whether restricted stock granted in the form of Share units will be paid in cash, Shares, or a combination of cash and Shares.

ARTICLE 11. OTHER STOCK-BASED AND COMBINATION AWARDS

The Committee may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. For such other stock-based awards that are granted to executive officers of Corporation and that condition Vesting of such Awards, in whole or in part, on attaining performance goals, such Awards will be subject to the same limitations on types of performance goals as provided in Article 9 of the Plan. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange for Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation.

ARTICLE 12. ADJUSTMENTS UPON CERTAIN CHANGES IN CAPITALIZATION

In the event of a stock split (including a reverse stock split), a stock dividend or an Extraordinary Distribution affecting Corporation’s Common Stock, the Committee will adjust, proportionally, the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, to the limits on Awards to Participants, and to the terms of outstanding Awards to reflect the effect of such stock split, stock dividend or Extraordinary Distribution.

In the event of any merger or consolidation, separation (including a spin off), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), partial or complete liquidation, or other change in capitalization affecting the Common Stock not specifically addressed above, the Committee may make such substitution or adjustment, if any, that it deems to be equitable as to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, to the limits on Awards to Participants, and to outstanding Awards to reflect the effect of such event.

ARTICLE 13. AMENDMENT AND TERMINATION

The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without stockholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange.

ARTICLE 14. MISCELLANEOUS

14.1 Tax Withholding. Corporation will have the right to deduct from any settlement of any Award under the Plan, including the delivery or vesting of Shares, any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan must make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligations. Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied. The Committee, in its discretion, may permit a Participant to satisfy the Participant’s federal, state, or local tax, or tax withholding obligations with respect to an Award by having Corporation retain the number of Shares having a Fair Market Value equal to the amount of taxes or withholding taxes.

14.2 Securities Law Restrictions. No Shares will be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.3 Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Oregon.

ARTICLE 15. STOCKHOLDER APPROVAL

The Plan was approved by Corporation’s stockholders at its 1997 annual meeting of stockholders, and amendments to the Plan were approved by Corporation’s stockholders at its 2002 annual meeting of stockholders. The Plan as amended and restated was approved by the Corporation’s stockholders at the May 7, 2009, annual meeting of stockholders.

APPENDIX B

LOUISIANA-PACIFIC CORPORATION

ANNUAL CASH INCENTIVE AWARD PLAN

Amended and Restated as of February 12, 2009

THIS ANNUAL CASH INCENTIVE AWARD PLAN (the “Plan”) was adopted by Louisiana-Pacific Corporation, a Delaware corporation (“Corporation”), effective March 1, 1997 and was amended as of July 31, 1999, January 1, 2001, May 3, 2004, and February 12, 2009. Capitalized terms that are not otherwise defined herein have the meanings set forth in Section 4.

SECTION 1. INCENTIVE AWARDS

1.1 Target Award. Each Award opportunity will specify a targeted incentive opportunity (the “Target Award”) expressed either as a dollar amount or as a percentage of a Participant’s regular annualized base salary.

1.2 Incentive Awards. The amount paid for each Award will be equal to the product of:

(a) The Total Success Percentage for the Participant for the Plan Year; multiplied by

(b) The Participant’s Target Award for the Plan Year.

However, in no event may a Participant’s Award payment for a Plan Year exceed the lesser of (i) 200 percent of the Participant’s Target Award, or (ii) $2,000,000.

1.3 Performance Goals. The Goals that will be used to measure a Participant’s Award will consist of one or more of the following:

a) Corporate Goals measuring financial performance related to the Corporation as a whole. Corporate Goals may include one or more measures related to earnings, profitability, efficiency, or return to stockholders and may include earnings, earnings per share, operating profit, stock price, costs of production, cash flow, revenue growth, return on equity, return on assets, return on invested capital, or other measures, whether expressed as absolute amounts, as ratios, or percentages of other amounts. Success may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or industry groups.

(b) Business Unit Goals measuring financial or strategic performance of an identified business unit for which a Participant has responsibility. Strategic Business Unit Goals may include one or a combination of objective factors related to success in implementing strategic plans or initiatives, introducing products, constructing facilities, or other identifiable objectives. Financial Business Unit Goals may include the degree to which the business unit achieves one or more measures related to its revenue growth, earnings, profitability, efficiency, operating profit, costs of production, cash flow, return on equity, return on assets, return on invested capital, or other measures, whether expressed as absolute amounts or as ratios or percentages, which may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or business units.

(c) Individual Goals measuring success in developing and implementing particular tasks assigned to an individual Participant. Individual Goals will naturally vary depending upon the responsibilities of individual Participants and may include, without limitation, goals related to success in developing and implementing particular management plans or systems, reorganizing departments, establishing business relationships, or resolving identified problems.

1.4 Weighting of Goals. Each Goal will be weighted with a Weighting Percentage so that the total Weighting Percentages for all Goals used to determine a Participant’s Award is 100 percent.

1.5 Achievement Percentage. Each Goal will also specify the Achievement Percentages (ranging from 0 to 200 percent) to be used in computing the payment of an Award based upon the extent to which the particular Goal is achieved. Achievement Percentages for a particular Goal may be based on:

•	An “all or nothing” measure that provides for a specified Achievement Percentage if the Goal is met, and a zero Achievement Percentage if the Goal is not met;

•	Several levels of performance or achievement (such as a Threshold Level, a Target Level, and a Maximum Level) that each correspond to a specified Achievement Percentage; or

•	Continuous or numerical measures that define a sliding scale of Achievement Percentages.

1.6 Computation of Awards. As soon as possible after the completion of each Plan Year, a computation will be made for each Participant of:

•	The extent to which Goals were achieved and the corresponding Achievement Percentages for each Goal:

•	A Weighted Achievement Percentage for each Goal equal to the product of the Achievement Percentage and the Weighting Percentage for that Goal;

•	The Total Success Percentage equal to the sum of all the Weighted Achievement Percentages for all the Participant’s Goals; and

•	An Award amount equal to the product of the Total Success Percentage and the Participant’s Target Award.

1.7 Right to Receive Award. A Participant must continue Employment with Corporation until the end of a Plan Year in order to be entitled to receive an Award for that Plan Year. Awards may be subject to such additional requirements regarding length of employment as may be specifically approved by the Committee. If a Participant terminates Employment with Corporation before the end of the Plan Year for a reason other than death, Disability, or Approved Retirement, the Participant will not be entitled to any Award for that Plan Year. If a Participant terminates Employment with Corporation before the end of the Plan Year due to death or Disability, the Participant or the Participant’s beneficiary or estate will be entitled to an Award equal to 100 percent of the Participant’s Target Award. If a Participant terminates Employment with Corporation by reason of Approved Retirement prior to the expiration of the Plan year, the Participant will be entitled to an Award computed as follows:

•	The Total Success Percentage will be determined after the end of the Plan Year as if the Participant had remained an Employee for the entire Plan Year; and

•	The Participant’s Award computed pursuant to Section 1.6 will be prorated based on the number of days before and the number of days after the effective date of the Approved Retirement.

1.8 Payment of Awards. Each Participant’s Award will be paid in cash in a lump sum within 30 days after the amount of the Award has been determined. Payment of any Award may be made subject to such additional restrictions or limitations, in addition to those related to the attainment of performance goals, as may be expressly provided for under the Louisiana-Pacific Corporation Management Incentive Plan and made applicable to such Award.

SECTION 2. ADMINISTRATION

For each Plan Year, the Committee will approve the Target Awards for all Participants and will approve Corporate Goals and Achievement Percentages for the Corporate Goals. After the end of each Plan Year, the

Committee will certify the extent to which the Corporate Goals have been achieved. In addition, the Committee will have exclusive authority to establish Goals, Weighting Percentages, and Achievement Percentages, to certify achievement, and to take all other actions with respect to Awards for Corporation’s Chief Executive Officer and any other Participants that the Committee determines may be subject to Section 162(m) of the Internal Revenue Code of 1986.

SECTION 3. MISCELLANEOUS

3.1 Nonassignability of Benefits. A Participant’s benefits under the Plan cannot be sold, transferred, anticipated, assigned, pledged, hypothecated, seized by legal process, subjected to claims of creditors in any way, or otherwise disposed of.

3.2 No Right of Continued Employment. Nothing in the Plan will confer upon any Participant the right to continued Employment with Corporation or interfere in any way with the right of Corporation to terminate the person’s Employment at any time.

3.3 Amendments and Termination. The Committee has the power to terminate this Plan at any time or to amend this Plan at any time and in any manner that it may deem advisable.

SECTION 4. DEFINITIONS

For purposes of this Plan, the following terms have the meanings set forth in this Section 4:

“Achievement Percentage” means a percentage (from 0 to 200 percent) corresponding to a specified level of achievement or performance of a particular Goal.

“Approved Retirement” means termination of employment with an Employer after Participant attains age 60, but only if such retirement is approved by Corporation’s Chief Executive Officer, in his sole discretion.

“Award” means an incentive award under the Plan.

“Corporation” means Louisiana-Pacific Corporation, a Delaware corporation; provided, however, that for purposes of Sections 1.7 and 3.2 and the definitions in this Section 4 of the Plan, the term “Corporation” shall include any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

“Committee” means the Compensation Committee of the Board.

“Disability” means the condition of being permanently unable to perform Participant’s duties for Corporation by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least 12 months.

“Employee and Employment” both refer to service by Participant as a full-time or part-time employee of Corporation, and include periods of illness or other leaves of absence authorized by Corporation.

“Goal” means one of the elements of performance used to determine Awards under the Plan as described in Section 1.3.

“Participant” means an eligible employee selected to participate in the Plan for all or a portion of a Plan Year.

“Plan Year” means a calendar year.

“Target Award” means the targeted incentive award for a Participant for a Plan Year as provided in Section 1.1.

“Total Success Percentage” means the sum of the Weighted Achievement Percentages for each Goal for a Participant.

“Weighted Achievement Percentage” means the product of the Achievement Percentage and the Weighting Percentage for a Goal as provided in Section 1.6.

Annual Meeting of Stockholders LOUISIANA-PACIFIC CORPORATION

MAY 7, 2009

The Annual Meeting of Stockholders of Louisiana-Pacific Corporation will be held at 1:00 p.m. on May 7, 2009, at The Hermitage Hotel, 231 Sixth Avenue North, Nashville, Tennessee. Public transportation to the hotel is available from the airport, and there is ample public parking in the vicinity of the hotel.

Your voted proxy card should be detached and returned as soon as possible in the enclosed postage-paid envelope.

Mark A. Fuchs Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

LPCOR2

LOUISIANA-PACIFIC CORPORATION Proxy Solicited on Behalf of the Board of Directors for Annual Meeting May 7, 2009

The undersigned hereby constitutes and appoints E. Gary Cook and Kurt M. Landgraf, and each of them, his or her true and lawful agents and proxies, each with full power of substitution, to represent and vote the common stock of Louisiana-Pacific Corporation (“LP”), which the undersigned may be entitled to vote at the Annual Meeting of LP Stockholders to be held May 7, 2009, or at any adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. By signing on the reverse, you acknowledge receipt of the 2009 Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and revoke all proxies heretofore given by you to vote at said meeting or any adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

LP BUILDING PRODUCTS

LOUISIANA-PACIFIC CORPORATION 414 UNION STREET

SUITE 2000

NASHVILLE, TN 37219

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time LOUISIANA-PACIFIC CORPORATION the day before the cut-off date or meeting date. Have your proxy 414 UNION STREET card in hand when you access the web site and follow the SUITE 2000 instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Louisiana-Pacific Corporation in mailing stockholder communications, you can consent to receiving all future stockholder communications electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Louisiana-Pacific Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

2009 Annual Meeting of

Louisiana-Pacific Corporation Stockholders

May 7, 2009, 1:00 p.m. Local Time The Hermitage Hotel 231 Sixth Avenue North Nashville, Tennessee 37219

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: LPCOR1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOUISIANA-PACIFIC CORPORATION For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the Vote on Directors number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR the following action: 0 0 0 Election of Three Class III Directors

01) Archie W. Dunham 02) Daniel K. Frierson 03) Richard W. Frost

Vote on Proposals

For Against Abstain The Board of Directors recommends a vote FOR the following proposals:

2. Approval of amendment and restatement of LP’s 1997 Incentive Stock Award Plan. 0 0 0

3. Approval of modified performance goals under LP’s Amended and Restated Annual Cash Incentive Award Plan. 0 0 0

4. Ratification of the selection of Deloitte & Touche LLP as LP’s independent auditor for 2009. 0 0 0 This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR proposals 2, 3, and 4.

If any other matters properly come before the meeting, this proxy will be voted by the proxies named herein in accordance with their best judgment.

Authorized Signatures—Sign Below—This section must be completed for your instructions to be executed.

Other Issues

For address changes and/or comments, please check this box and write them on 0 the back where indicated.

Please indicate if you plan to attend this meeting. 0 0

Yes No

NOTE: Please sign exactly as your name appears hereon. If signing for an estate, trust, or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

LOUISIANA-PACIFIC CORPORATION

** IMPORTANT NOTICE **

Regarding the Availability of Proxy Materials

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

LP BUILDING PRODUCTS

LOUISIANA-PACIFIC CORPORATION 414 UNION STREET

SUITE 2000

NASHVILLE, TN 37219

Stockholder Meeting to be held on 05/07/09

Proxy Materials Available

• Notice and Proxy Statement

• Annual Report and Form 10-K

PROXY MATERIALS—VIEW OR RECEIVE

You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. To facilitate timely delivery please make the request as instructed below on or before 04/23/09.

HOW TO VIEW MATERIALS VIA THE INTERNET

Have the 12 Digit Control Number available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIALS

1) BY INTERNET—www.proxyvote.com

2) BY TELEPHONE—1-800-579-1639

3) BY E-MAIL*—sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side for Meeting Information and Instructions on How to Vote

R1LPC1

Meeting Information

Meeting Type: Annual Meeting Date: 05/07/09

Meeting Time: 1:00 p.m., Local Time For holders as of: 03/09/09

Meeting Location:

The Hermitage Hotel 231 Sixth Avenue North Nashville, Tennessee 37219

How To Vote

Vote In Person

Many stockholder meetings have attendance requirements including, but not limited to, the possession of an admission ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. This notice also serves as your admission ticket. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

This Notice will also serve as your Admission Ticket if you wish to attend the Annual Meeting in person.

R1LPC2

Voting items

The Board of Directors recommends a vote FOR the following action: Election of Three Class III Directors

01) Archie W. Dunham 02) Daniel K. Frierson 03) Richard W. Frost

The Board of Directors recommends a vote FOR the following proposals:

2. Approval of amendment and restatement of LP’s 1997 Incentive Stock Award Plan.

3. Approval of modified performance goals under LP’s Amended and Restated Annual Cash Incentive Award Plan.

4. Ratification of the selection of Deloitte & Touche LLP as LP’s independent auditor for 2009.

R1LPC3